Exhibit 4.4

SUBSCRIPTION AGREEMENT
DATED 9 SEPTEMBER 2025
BLUE OWL CREDIT INCOME CORP.
Issue of
€500,000,000 4.250 per cent. Notes due 2031
under the
€5,000,000,000
Global Medium Term Note Programme

Allen Overy Shearman Sterling LLP

THIS AGREEMENT is made on 9 September 2025 BETWEEN:
(1)    BLUE OWL CREDIT INCOME CORP., a company incorporated under the laws of the State of Maryland with its principal executive offices at 399 Park Avenue, 37th Floor New York, New York 10022, United States (the Issuer);
(2)    BLUE OWL CREDIT ADVISORS LLC, a Delaware limited liability company registered as an investment adviser under the Advisers Act (as defined herein), with its principal executive offices at 399 Park Avenue, 37th Floor New York, New York 10022, United States (the Adviser);
(3)    DEUTSCHE BANK AG, LONDON BRANCH, GOLDMAN SACHS INTERNATIONAL, HSBC BANK PLC, ING BANK N.V., J.P. MORGAN SECURITIES PLC and NATIXIS, (together, the Active Bookrunners);
(4)    BANCO SANTANDER, S.A., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NATWEST MARKETS PLC, SMBC BANK INTERNATIONAL PLC and SOCIÉTÉ GÉNÉRALE (the Passive Bookrunners and, together with the Active Bookrunners, the Joint Bookrunners); and
(5)    BNP PARIBAS (the Co-Manager and, together with the Joint Bookrunners, the Managers).
WHEREAS:
(A)    The Issuer has established a €5,000,000,000 Global Medium Term Note Programme (the Programme) under which the Issuer may from time to time issue notes.
(B)    The Issuer proposed to issue €500,000,000 4.250 per cent. Notes due 2031 under the Programme (the Notes, which expression where the context admits shall include the duly executed global notes (the Global Notes) representing the Notes in or substantially in the form provided in the Agency Agreement (as defined below)).
(C)    The Notes will be sold to the Managers without being registered under the United States Securities Act of 1933, as amended (the Securities Act) in reliance upon exemptions therefrom and the Managers intend to offer and sell the Notes on the terms set forth in the Disclosure Package (as defined below) to (i) a limited number of "qualified institutional buyers" (QIBs), as defined in Rule 144A (Rule 144A) under the Securities Act, in transactions exempt from the registration requirements of the Securities Act and (ii) to persons other than U.S. persons (U.S. persons), as defined in Regulation S (Regulation S) under the Securities Act, in reliance on, and in compliance with, Regulation S.
(D)    The Notes will be in registered form in amounts of €100,000 and integral multiples of €1,000 in excess thereof, and will be issued subject to and with the benefit of an Agency Agreement dated 4 April 2025 entered into, inter alios, the Issuer, Deutsche Bank AG, London Branch (the Principal Paying Agent) and Deutsche Bank Trust Company Americas (the Registrar) in connection with the Programme (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the Agency Agreement).
(E)    In connection with the Programme, the Issuer has entered into (i) a Deed of Covenant dated 4 April 2025 (such Deed of Covenant, as amended, supplemented, novated and/or restated as at the

Issue Date, the Deed of Covenant) and (ii) a Deed Poll dated 4 April 2025 (such Deed Poll, as amended, supplemented, novated and/or restated from time to time, the Deed Poll).
(F)    In connection with the external management of the Issuer by the Adviser, the Issuer has entered into (i) an Amended and Restated Investment Advisory Agreement dated 18 May 2021 with the Adviser (as amended and/or supplemented and/or restated from time to time, the Investment Management Agreement), and (ii) an Amended and Restated Administration Agreement with the Adviser dated 18 May 2021 (as amended and/or supplemented and/or restated from time to time, the Administration Agreement).
(G)    All terms with initial capitals used herein without definition have the meanings given to them in the Agency Agreement, the Conditions and/or the Pricing Supplement (each as defined below), as the case may be, except where the context otherwise requires.
IT IS AGREED as follows:
1.    SUBSCRIPTION
1.1    Subject to the terms and conditions of this Agreement, the Issuer agrees to issue the Notes and each Manager severally, but not jointly, agrees to subscribe and pay for, or to procure subscriptions and payment for, the Notes on the Issue Date (as defined below) at a subscription price of 98.750 per cent. of the principal amount of the Notes (the Subscription Price, being the issue price of 99.550 per cent. of the principal amount of the Notes (the Issue Price) less the combined management, underwriting and selling commission set out in clause 4 below. The several, and not joint, underwriting commitments of the Managers are set out in Schedule 1 hereto.
1.2    The terms of the issue shall be as set out in the terms and conditions scheduled to the Agency Agreement (the Conditions), as such Conditions are completed, amended, supplemented and/or replaced by the form of Pricing Supplement attached to this Agreement as Schedule 2 (the Pricing Supplement).
1.3    The Issuer confirms that:
(a)    it has authorised each of the Managers to re-offer and re-sell Notes on its behalf to third parties on the terms set forth in the Disclosure Package (as defined below), in each case for subscription at the Issue Price;
(b)    it has prepared the offering circular relating to the Programme dated 4 April 2025 (the Offering Circular), copies of the Offering Circular, as supplemented by the final pricing term sheet dated 4 September 2025 (substantially in the form attached to this Agreement as Schedule 5 hereto) (the Pricing Term Sheet), having already been distributed with the consent of the Issuer. As used herein, references to the Disclosure Package shall mean the Offering Circular, as supplemented by the Pricing Term Sheet;
(c)    it has provided the Managers with (A) executed copies of each of the Agency Agreement, the Deed of Covenant, the Deed Poll, the Investment Management Agreement and the Administration Agreement, and (B) a final dated copy of the Procedures Memorandum (as defined below), and that (i) in the case of the Agency Agreement and the Deed Poll, an executed copy of each of the Agency Agreement and the Deed Poll has been delivered to the Principal Paying Agent (as defined in the Agency Agreement) for itself and the Registrar (as defined in the Agency Agreement) and the other agents party thereto, and (ii) in the case of the Deed of Covenant, an original executed copy of the Deed of Covenant has been deposited with a common depositary for Euroclear Bank SA/NV (Euroclear) and Clearstream Banking, S.A. (Clearstream, Luxembourg);
(d)    master forms of the Regulation S Global Note and Rule 144A Global Note (in or substantially in the form provided in the Agency Agreement), from which copies can be made in respect of the Notes, have been duly executed by a person so authorised to take action on behalf of the Issuer as specified in subclause 8.1(c)(ix) below, and have been delivered to the Registrar;
(e)    it has approved the marketing materials (which shall comprise the investor presentation dated "August 2025" entitled "Blue Owl Credit Income Corp. Introduction (Debt Ticker: “OCINCC”)") prepared in connection with the offering of the Notes including, without limitation, electronic versions thereof (the Marketing Materials); and
(f)    it has approved the arrangements made on its behalf by the Active Bookrunners for announcements in respect of the Notes to be published on such dates and in such format as it may agree with the Active Bookrunners.
1.4    References in this Agreement to the “Offering Circular” shall (i) include all information which is from time to time incorporated in the Offering Circular by reference, (ii) except in respect of subclause 1.3(b) above and the definition of “Disclosure Package” as defined therein, or where the context otherwise requires, be deemed to include a reference to the Pricing Supplement, and (iii) for the purposes of subclauses 6.1, 6.2 and 6.5 of this Agreement, “Offering Circular” shall mean each of (x) the Offering Circular as of its date (including, for the avoidance of doubt, any information incorporated by reference therein as at 4 September 2025 (the Launch Date)) not including, but without prejudice to (ii) above, any subsequent revision, supplement or amendment to, or any subsequent incorporation of information in it after the Launch Date, and (y) if the Offering Circular is revised, supplemented or amended, or information is subsequently incorporated by reference into the Offering Circular, after the Launch Date, the Offering Circular as so revised, supplemented or amended, or with such information incorporated by reference therein.
1.5    The Managers agree as between themselves that they will be bound by, and will comply with, the International Capital Market Association Standard Form English law "Agreement Among Managers Version 1: Fixed-Price Non Equity-Related Issues – with or without Selling Group" (the Agreement Among Managers) with respect to the Notes and further agree that (so far as the context permits) references in the Agreement Among Managers to the "Lead Manager" and the "Joint Bookrunners" shall mean the Joint Bookrunners or the relevant Joint Bookrunner, as the case may be, and references to the "Settlement Lead Manager" and "Stabilisation Coordinator" shall mean Deutsche Bank AG, London Branch, in each case with any consequential grammatical changes to the language of the Agreement Among Managers deemed to have been agreed to, and made by, the Managers, save that Clause 3 of the Agreement Among Managers shall not apply .
1.6    The Managers further agree for the purposes of the Agreement Among Managers that their respective underwriting commitments as between themselves will be as set out in the table attached to this Agreement as Schedule 1 hereto, which shall constitute the Commitment Notification (as defined in the Agreement Among Managers).
1.7    If, on the Issue Date, any one or more of the Managers fails to subscribe and pay for any of the Notes agreed to be subscribed and paid for by such Manager (the Default Notes) and the failure constitutes a default in the performance of its or their obligations under this Agreement, the non-defaulting Managers shall, subject as provided below, be severally obliged to subscribe and pay for the Default Notes in their respective pro rata shares (calculated by reference to their respective underwriting commitments as set out in the table attached to this Agreement as Schedule 1 hereto). Notwithstanding the above, if the aggregate principal amount of Default Notes exceeds 10 per cent. of the aggregate principal amount of the Notes the non-defaulting Managers shall be entitled (but not bound) to subscribe and pay for all or any of the Default Notes and if the non-defaulting Managers do not subscribe and pay for all the Default Notes this Agreement will terminate without liability to any non-defaulting Manager or the Issuer except as set out in clause 13 (Termination) as though the Agreement had been terminated under clause 13 (Termination). If a Manager fails to subscribe and pay for Notes under this Agreement, the Issue Date may be postponed for such period, not exceeding five business days in London, as the non-defaulting Managers decide so that the required changes in the Pricing Supplement or in any other documents or arrangements may be made. Nothing in this Agreement shall relieve any defaulting Manager of its liability, if any, to the Issuer and each non-defaulting Manager for damages caused by its default.
2.    CLOSING
2.1    The settlement procedures set out in Part 2 of Annex 1 to the Operating and Administrative Procedures Memorandum relating to the Programme dated 4 April 2025 (as amended or varied from time to time, the Procedures Memorandum) shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:
(a)    the sum payable on the Issue Date shall represent the Subscription Price (such monies payable, the Net Subscription Monies); and
(b)    Issue Date means 10.00 a.m. (London time) on 11 September 2025 or such other time and/or date as the Issuer and the Active Bookrunners on behalf of the Managers may agree.
2.2    Deutsche Bank AG, London Branch or such other Active Bookrunner as the Active Bookrunners may agree (the Settlement Lead Manager) acknowledges that the Notes represented by the relevant Regulation S and Rule 144A Global Notes, duly executed and registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg and in or substantially in the form provided in the Agency Agreement, will initially be credited to an account (the Commissionaire Account) for the benefit of the Settlement Lead Manager the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Issuer as the third-party beneficiary and provide that the Notes are to be delivered to others only against payment of the Net Subscription Monies into the Commissionaire Account on a delivery against payment basis.
2.3    The Settlement Lead Manager acknowledges that (i) the Notes represented by the relevant Regulation S and Rule 144A Global Note shall be held to the order of the Issuer as set out above and (ii) the Net Subscription Monies in respect of the Notes represented by the relevant Regulation S Global Note received in the Commissionaire Account will be held on behalf of the Issuer until such time as they are transferred to the Issuer's order. The Settlement Lead Manager undertakes that the Net Subscription Monies will be transferred to the Issuer's order promptly following receipt of such monies in the Commissionaire Account.
2.4    The Issuer acknowledges and accepts the benefit of the third-party beneficiary clause ('stipulation pour autrui') pursuant to the Belgian Civil Code or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.
3.    UNDERTAKINGS
3.1    The Issuer undertakes with the Managers that:
(a)    it will bear and pay (i) any stamp or other duties or taxes on or in connection with the issue and delivery of the Notes and the execution and delivery of this Agreement, the Deed of Covenant, the Deed Poll and the Agency Agreement (together the Agreements) and (ii) any value added tax properly chargeable in connection with the commission or other amounts payable or allowed under this Agreement and otherwise in connection with the transactions envisaged by this Agreement;
(b)    it will not, between the date of this Agreement and thirty days after the Issue Date (or such date on which the Notes have been fully distributed, if later) (both dates inclusive), without the prior approval of the Active Bookrunners on behalf of the Managers, make (or cause to be made on its behalf) any announcement which could have a material adverse effect on the marketability of the Notes unless the Issuer reasonably determines that it is required to do so by law, regulation or any governmental or regulatory authority, in which case it will inform the Active Bookrunners on behalf of the Managers as soon as reasonably practicable (provided, however, that the Issuer’s obligation to inform the Active Bookrunners on behalf of the Managers will be satisfied if such announcement is included in a document filed with the U.S. Securities and Exchange Commission);
(c)    it will forthwith notify the Managers if at any time prior to payment of the Net Subscription Monies in respect of the Notes to the Issuer on the Issue Date anything occurs as a result of which the Disclosure Package or the Offering Circular would include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package or the Offering Circular were made, not misleading, and will use commercially reasonable efforts to prevent the issuance of any order preventing or suspending the use of the Disclosure Package or the Offering Circular or suspending any qualification of the Notes for offer and sale in any jurisdiction and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof, including by publication of a supplement to any of the Disclosure Package, the Offering Circular, the Marketing Materials or any other offering materials approved in writing by the Issuer and used in connection with the offering of the Notes (together with the Marketing Materials, the Supplementary Offering Material), provided that before publishing, using or filing any supplement, the Issuer will furnish the Managers or their representatives with a copy of the proposed supplement for review and will not publish, use or file any such proposed supplement to which the Managers reasonably object;
(d)    it will comply with its obligations under Condition 8 (Taxation) of the Notes;
(e)    it will arrange for the qualification of the Notes for offer and sale by the Managers under the laws of such States of the United States, or other jurisdictions or possessions of the United States, as the Managers shall reasonably request, and shall maintain such qualifications in effect so long as reasonably required by the Managers for the sale of the Notes; provided, however, that in connection therewith, the Issuer and will not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject. The Issuer will forthwith advise the Managers of the receipt by it of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or possession of the United States or the initiation or threatening of any proceeding for such purposes. As used in this clause 3.1(e), United States means the United States of America (including the States and the District of Columbia); and its possessions include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands;
(f)    for so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, and it is not subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act), or exempt from such reporting pursuant to Rule 12g3-2(b) thereunder, it will provide to each holder or beneficial owner of such restricted securities, and to any prospective purchaser of such restricted securities designated by a holder, upon the request of such holder, beneficial owner or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act;
(g)    during the period from the Issue Date until one year after the Issue Date, it will not, and will not permit any of its subsidiaries or affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act) to, resell any Notes that have been acquired by them except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or pursuant to an effective registration statement under the Securities Act;
(h)    it will not take any action or omit to take any action which will result in it violating the offering restrictions applicable to the Notes set forth in clause 6;
(i)    during the period beginning from the date hereof and continuing to and including the Issue Date, it will not and it will procure that none its Subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on its behalf will, authorise the issue of, or issue, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose or publicly announce any intention to issue, offer, sell, pledge, or dispose of any debt securities (or securities with similar characteristics) of the Issuer in the international or domestic capital markets, without the prior written consent of the Managers;

(j)    it will deliver to the Managers, without charge, on the date of this Agreement, and up to and including the Issue Date, such number of copies of the Offering Circular as the Managers may request in writing;
(k)    it will not make any amendment or supplement to the Disclosure Package, the Supplemental Offering Material or the Offering Circular without furnishing a copy thereof to the Active Bookrunners on behalf of the Managers and will not authorise, approve, refer to, or distribute any such proposed amendment or supplement to which the Active Bookrunners on behalf of the Managers reasonably object in a timely manner;
(l)    it will use the net proceeds received by it from the issue of the Notes in the manner specified in the Offering Circular;
(m)    it will ensure that proceeds raised in connection with the issue of the Notes will not directly or indirectly be lent, contributed or otherwise made available to any Subsidiary (as defined below), joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory (each as defined below) in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor, or otherwise) of Sanctions (as defined below);
(n)    it will not and its subsidiaries will not knowingly engage in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory;
(o)    it will use its commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through Euroclear and Clearstream, Luxembourg in respect of the Notes represented by the Regulation S Global Note and a Rule 144A Global Note, respectively;
(p)    it will deliver, register and furnish such documents, instruments, information (to the extent such documents, instruments and information is not otherwise publicly available) and undertakings to, and obtain any consent from, any relevant agency, authority, central bank, department, government, minister, official, public or statutory corporation, self-regulating organisation or stock exchange as may be necessary from time to time to comply with all relevant laws and directives that are relevant to any Agreement;
(q)    it will promptly inform the Managers of any communications received by the Issuer from any government agency (and will promptly furnish each of the Managers copies thereof), including, without limitation, any U.S. or Channel Islands regulatory authority, or the Authority (as defined below), relating to the suspension of the qualification of the Notes for offer or sale in any jurisdiction or the listing of the Notes on the Exchange or the initiation or threatening of any proceeding for such purpose and the Issuer will use commercially reasonable efforts to prevent the issuance of any such order and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof; and

(r)    it will make such reasonable arrangements satisfactory to the Active Bookrunners on behalf of the Managers as it can to ensure that the individual definitive Notes, if issued, are printed and issued to the extent required by the Agency Agreement.
3.2    For the purposes of this Agreement:
Authority means The International Stock Exchange Authority Limited.
Exchange means The International Stock Exchange.
Sanctioned Territory means in a country or territory that is the subject or the target of Sanctions, including, without limitation, Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea, Syria and Venezuela, that broadly prohibit dealings with that country or territory.
Sanctions means any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom, or other relevant sanctions authority.
4.    COMMISSION
In consideration of the agreement by the Managers to act as the managers in relation to the issue of the Notes and to subscribe, severally and not jointly, and pay for, or procure subscriptions and payment for, the Notes as provided above, the Issuer shall pay to the Managers a combined selling, management and underwriting commission of 0.800 per cent. of the principal amount of the Notes. The Managers shall be entitled to deduct such commission from the Issue Price as provided in clauses 1 and 2. The commission shall be distributed amongst the Managers as set out in the table attached to this Agreement as Schedule 6.
5.    EXPENSES
5.1    The Issuer undertakes that it will:
(a)    pay (together with any value added tax or other tax thereon),
(i)    the fees and expenses of its legal advisers and auditors;
(ii)    the costs in respect of admission of the Programme and the Notes to the Official List of the Exchange as provided in subclause 7.1 and the costs of maintaining such admission;
(iii)    the cost of obtaining any credit rating for the Programme and/or the Notes;
(iv)    the fees and expenses of the Principal Paying Agent, the Registrar and all other agents appointed under the Agency Agreement;

(v)    all costs and expenses in connection with the issue, authentication, and initial delivery of the Notes (including the delivery of Notes in definitive form in exchange for any Global Note, if applicable), the execution of the Agreements, the publication of the Offering Circular (including any amendments or supplements thereto) and the preparation and (as applicable) the distribution, publication and/or execution of the Pricing Term Sheet and the Pricing Supplement; and
(vi)    all costs and expenses incurred in connection with (A) the Programme, including but not limited to the preparation and (if applicable) printing of the Offering Circular, all amendments and supplements to it, replacements of it and each update to it, and (B) any publicity agreed by the Issuer relating to the Programme and/or the Notes, the printing and production of all other documents connected with the issue and distribution of the Notes, advertising, roadshow costs and expenses (including travel, lodging and related expenses) and including, but not limited to, the cost of any printing and production of the Supplementary Offering Material; and
(b)    reimburse each Manager for its costs and expenses reasonably and properly incurred in protecting or enforcing any of its rights under this Agreement (including any value added tax or other tax thereon.
5.2    Notwithstanding the foregoing, the Active Bookrunners will pay (together with any value added tax or other tax thereon): (i) all roadshow costs and expenses (including travel, lodging and related expenses) incurred by the Managers in connection with the Notes, and (ii) the separately agreed fees and disbursements of the Managers’ legal advisers.
5.3    All payments by the Issuer under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, imposed by the United States or the Channel Islands, or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (Taxes). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Issuer will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made. In addition, the Issuer agrees to indemnify and hold the Managers harmless against any Taxes which they are required to pay in respect of any amount paid by the Issuer under this Agreement.
6.    REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE ADVISER
6.1    As a condition of the obligation of the Managers to, severally and not jointly, subscribe and pay for or procure subscriptions and payment for the Notes, the Issuer represents and warrants (and to the extent applicable agrees), and will be deemed to represent and warrant (and to the extent applicable, agree) to each Manager as of: (i) the Applicable Time (which is 3:41 a.m. New York time on 5 September 2025); (ii) the date hereof; and (iii) the Issue Date, as follows:
(a)    that the audited consolidated financial statements and the reviewed interim consolidated financial statements for the six months ended 30 June 2025 of the Issuer and its

Subsidiaries (being each of the subsidiaries listed in Schedule 3 to this Agreement, being the only subsidiaries of the Issuer that are consolidated with the Issuer for financial reporting purposes under U.S. GAAP (as defined below) (each a Subsidiary and collectively the Subsidiaries) (the Issuer and its Subsidiaries together, the Issuer's Group) included or incorporated by reference in the Disclosure Package and the Offering Circular were prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) consistently applied throughout the periods covered thereby, and any supporting schedules included in the Disclosure Package and the Offering Circular, present fairly in all material respects the information required to be stated therein, and that (i) there has not been any material change in the capital stock of the Issuer, short-term debt or long-term debt of the Issuer or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Issuer on any class of capital stock (other than with respect to 5,050,024, 339,321, and 9,323,897 shares of Class S common stock, Class D common stock and Class I common stock, respectively, issued pursuant to the Issuer’s dividend reinvestment plan between 30 June 2025 and the date hereof, 33,251,859, 771,792 and 91,818,529 shares of Class S common stock, Class D common stock and Class I common stock, respectively, issued between 30 June 2025 and the date hereof pursuant to the Issuer’s continuous public offering, and 33,364,835 shares of Class I common stock issued between 30 June 2025 and the date hereof pursuant to private placement transactions), and there has been no material adverse change or development involving a prospective material adverse change in the condition (financial or otherwise), business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Issuer or the Issuer's Group since the date of the most recent financial statements of the Issuer included or incorporated by reference in the Disclosure Package and the Offering Circular, (ii) neither the Issuer nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Issuer and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuer and its Subsidiaries taken as a whole; and (iii) neither the Issuer nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Issuer and its Subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority;
(b)    that none of the Supplementary Offering Material as of the Applicable Time, as of the date hereof, as of the Issue Date and as of its date of publication (and, if amended or supplemented, at the date of any such amendment or supplement) (i) is inconsistent with the Disclosure Package and the Offering Circular and (ii) when taken together with the Disclosure Package or the Offering Circular, as applicable, included, or will include, as the case may be, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to any statement or omission made in reliance upon and in conformity with any information relating to any Manager furnished to the Issuer in writing by such Manager, it being understood and agreed that such information consists only of the legal names and addresses of the Managers;

(c)    that the Disclosure Package, as of the Applicable Time did not, as of the date hereof does not and as of the Issue Date will not, and the Offering Circular, as of the Launch Date did not, as of the date hereof does not, at the Issue Date will not, and if amended, supplemented or if further information is incorporated by reference therein, at the date of any such amendment, supplement or incorporation by reference, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(d)    that the Issuer (including its agents and representatives, other than the Managers in their capacity as such) has not prepared, made, used, authorised, approved or referred to and will not prepare, make, use, authorise, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Issuer or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an Additional Written Offering Communication) other than (i) the Disclosure Package, (iii) the Offering Circular, and (iv) the Supplementary Offering Material. Each such Additional Written Offering Communication, if any, when taken together with the Disclosure Package at the Applicable Time did not, and at the Issue Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(e)    that the documents incorporated by reference in the Offering Circular, when they were filed with the U.S. Securities and Exchange Commission (the Commission) and on the date hereof, conformed in all material respects to the requirements of the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder (collectively, the Exchange Act),and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Circular, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(f)    that there is no pro forma financial information that would be required to be included or incorporated by reference in the Disclosure Package and the Offering Circular if the offering of the Notes were pursuant to a registration statement under the Securities Act that is not included or incorporated by reference in the Offering Circular;
(g)    that the Offering Circular contains all the information required by the listing and admission to trading rules of the Exchange (the Listing Rules);
(h)    that the Issuer and each of its Subsidiaries has been duly organised and is validly existing and in good standing under the law of its jurisdiction of organisation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, with all power and authority necessary to own or hold its properties and conduct its businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Issuer and its Subsidiaries taken as a whole or on the performance by the Issuer of its obligations under any of the Agreements and the Notes (a Material Adverse Effect) and the Issuer is able lawfully to execute and perform its obligations under the Notes and the Agreements;
(i)    that (1) the Issuer and each of its Subsidiaries possess all licences, certificates, permits, and other authorisations issued by, and have made all declarations and filings with, the appropriate federal, state, local, or foreign governmental or regulatory authorities having jurisdiction over the Issuer and its Subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Package and the Offering Circular, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (2) neither the Issuer nor any of its Subsidiaries has received written notice of any revocation or modification of any such licence, certificate, permit, or authorisation, or has any reason to believe that any such licence, certificate, permit, or authorisation will not be renewed in the ordinary course, except where such revocation, modification, or non-renewal would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(j)    that (1) as of 30 June 2025, the Issuer had authorised and outstanding capital stock and indebtedness as set forth in the Disclosure Package and the Offering Circular, all the outstanding shares of capital stock of the Issuer have been duly authorised and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Offering Circular, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Issuer or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Issuer or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, and (2) the capital stock of the Issuer conforms in all material respects to the description thereof contained in the Disclosure Package and the Offering Circular, and (3) all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Issuer have been duly authorised and validly issued, are fully paid and non-assessable, and are owned directly or indirectly by the Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;
(k)    that the Issuer has not granted, and has no policy or expectation of granting, stock options;
(l)    that (i) the issue of the Notes and the execution and delivery of the Agreements, the Investment Management Agreement and the Administration Agreement by the Issuer have been duly authorised by the Issuer and (ii) the Agreements, the Investment Management Agreement and the Administration Agreement have each been duly executed and delivered by the Issuer, and (iii) the Agreements, the Investment Management Agreement and the Administration Agreement constitute, and upon due execution, issue and delivery (as applicable) the Notes will constitute, legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;
(m)    that the execution, delivery, and performance by the Issuer of the Agreements, the Investment Management Agreement, the Administration Agreement, and the issuance, offering and distribution of the Notes and the performance of the terms of the Notes and the Agreements the Investment Management Agreement and the Administration Agreement by the Issuer will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound or to which any of the property or assets of the Issuer or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organisational documents of the Issuer or any of its Subsidiaries, or (iii) result in the violation of any law or statute applicable to the Issuer or any of its Subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Issuer or any of its Subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(n)    that neither the Issuer nor any of its Subsidiaries is (i) in violation of its charter or bylaws or similar organisational documents, each as amended or supplemented as of the date of this Agreement; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound or to which any of the property or assets of the Issuer or any of its Subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Issuer or any of its Subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Issuer or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(o)    that (i) there are no legal, governmental, or regulatory investigations, actions, suits, or proceedings pending to which the Issuer or any of its Subsidiaries is or, to the knowledge of the Issuer, may be reasonably expected to become a party or to which any property of the Issuer or any of its Subsidiaries is or, to the knowledge of the Issuer, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Issuer or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; (ii) there are no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Issuer, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) there are no current or pending legal, governmental, or regulatory actions, suits, or proceedings that would be required to be described in the Disclosure Package or the Offering Circular if the offering of the Notes were pursuant to a registration statement under the Securities Act (as defined below) that are not so described in the Disclosure Package and the Offering Circular, (iv) there are no contracts or other documents that would be required to be described or included as exhibits in the Disclosure Package or the Offering Circular if the offering of the Notes were pursuant to a registration statement under the Securities Act that are not so described or included as exhibits to Disclosure Package and the Offering Circular, and (v) the Issuer has not taken any action nor, to the best of its knowledge, have any legal proceedings commenced for the winding up or dissolution of the Issuer;
(p)    that when the Issuer’s Form N-54A Notification of Election to be subject to Sections 55 through 65 of the U.S. Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder (collectively, the Investment Company Act) was filed pursuant to Section 54(a) of the Investment Company Act (File No. 814-01369) (the Notification of Election) was filed under the Investment Company Act with the Commission on 16 October 2020, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(q)    that (A) the Issuer has duly elected to be treated by the Commission under the Investment Company Act as a “business development company”, such election is effective and the Issuer has not withdrawn such election and, to the Issuer’s knowledge, the Commission has not ordered such election to be withdrawn nor, to the Issuer’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the Commission, (B) the provisions of the charter and bylaws of the Issuer and the investment objectives, policies and restrictions of the Issuer described in the Disclosure Package and the Offering Circular, assuming they are implemented as described, comply in all material respects with the requirements of the Investment Company Act, and (C) as of the Applicable Time and as of and since the date of the Offering Circular and as of the Issue Date, the operations of the Issuer are and have been in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies;
(r)    that no consent, approval, authorisation, order, licence, filing, registration or qualification of or with any court, arbitrator, government or other regulatory authority is required for the execution and delivery of the Agreements, the Investment Management Agreement and the Administration Agreement by the Issuer and the issue and distribution of the Notes and the performance of the terms of the Notes, the Agreements, the Investment Management Agreement and the Administration Agreement except for (i) such consents, approvals, authorisations, orders, licenses, registrations or qualifications as have already been obtained or made, (ii) such consents, approvals, authorisations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Managers, and (iii)

where the failure to obtain or make any such consent, approval, authorisation, order, license, filing registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(s)    that upon issue the Notes will constitute direct, unconditional and unsecured obligations of the Issuer and will rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer from time to time outstanding;
(t)    that, except as set forth in the Disclosure Package and the Offering Circular under Condition 8 “Taxation”, (i) all payments of principal, interest and other amounts in respect of the Notes will be made by the Issuer without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of the United States or any political subdivision or any authority thereof or therein having power to tax, and (ii) no stamp or other duty or similar tax is assessable or payable in the United States in connection with the authorisation, execution, issue or delivery of the Notes or the authorisation, execution or delivery of the Agreements;
(u)    that no event has occurred which would constitute (after the issue of the Notes) an event of default under the Notes or which with the giving of notice or the lapse of time or other condition would (after the issue of the Notes) constitute such an event of default;
(v)    that the accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Disclosure Package and the Offering Circular are independent public accountants within the meaning of, and as required by, the Exchange Act and the Public Company Accounting Oversight Board;
(w)    that, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Issuer and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets (other than intellectual property, which is subject to subclause 6.1(x) below) that are material to the business of the Issuer and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the use made and proposed to be made of such property by the Issuer and its Subsidiaries;
(x)    that (1) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Issuer and its Subsidiaries, to the knowledge of the Issuer, own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licences and know-how (including trade secrets) necessary for the conduct of their respective businesses as currently conducted, and (ii) to the knowledge of the Issuer, the conduct of their respective businesses as currently conducted does not conflict with any such rights of others, and (2) the Issuer and its Subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licences, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect;
(y)    that no relationship, direct or indirect, exists between or among the Issuer or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers, or suppliers of the Issuer or any of its Subsidiaries, on the other, that would be required to be described in the Disclosure Package or the Offering Circular if the offering of the Notes so described in the Disclosure Package and the Offering Circular;
(z)    that neither the Issuer, its affiliates (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the Securities Act)) nor any persons (other than the Managers, as to whom no representation or warranty is made) acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) in respect of the Notes;
(aa)    that the Issuer, its affiliates and any other person (other than any Manager, as to whom no representation or warranty is made) acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S under the Securities Act or Rule 144A under the Securities Act, as appropriate;
(bb)    that neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act;
(cc)    that none of the Issuer or any of its affiliates (as defined in Rule 501(b) of Regulation D) or any other person acting on its or their behalf (other than the Managers, as to which no representation is made) has solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;
(dd)    that, on the Issue Date, the Notes will not be of the same class as securities listed on a national exchange registered under Section 6 of the Exchange Act, or quoted in an automated inter-dealer quotation system; and each of the Disclosure Package, as of the Applicable Time, and the Offering Circular, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act;
(ee)    that, assuming the accuracy of the representations and warranties of the Managers contained in clause 9 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Managers and the offer, resale and delivery of the Notes by the Managers in the manner contemplated by this Agreement, the Disclosure Package and the Offering Circular, to register the Notes under the Securities Act;
(ff)    that no person is serving or acting as an officer, director or investment adviser of the Issuer or any Subsidiary of the Issuer except in accordance with the applicable provisions of the Investment Company Act and the U.S. Investment Advisers Act of 1940, as amended and the rules and regulations of the Commission thereunder (collectively, the Advisers Act);
(gg)    that (1) the Issuer and its Subsidiaries have paid (or caused to be paid) all federal, state, local, and foreign taxes required by law to be paid, and have filed (or caused to be filed) all tax returns required by law to be filed (taking into account any applicable extensions), in each case, through the date hereof, except where the failure to pay such taxes or file such returns would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (2) there is no tax deficiency that has been, or, to the knowledge of the Issuer, would reasonably be expected to be, asserted against the Issuer or any of its Subsidiaries or any of their respective properties or assets that, in any case, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(hh)    that (1) the Issuer maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act (as defined below)) that complies with the requirements of the Exchange Act and that are designed to ensure that information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarised, and reported within the time periods specified in the Issuer’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure, and (2) the Issuer has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;
(ii)    that (1) the Issuer maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorisations, (ii) transactions are executed in accordance with the investment objectives, policies and restrictions of the Issuer and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the Code), (iii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, to calculate net asset value, to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act, (iv) access to assets is permitted only in accordance with management’s general or specific authorisation, and (v) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (2) there are no material weaknesses (whether or not remediated) in the Issuer’s internal controls;
(jj)    that the Issuer’s auditors and the Audit Committee of the Board of Directors of the Issuer have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, which have adversely affected or are reasonably likely to adversely affect the Issuer’s ability to record, process, summarise, and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal controls over financial reporting (it being understood that the Issuer is not as of the date hereof required to comply with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act));
(kk)    that the Issuer and its Subsidiaries carry or are entitled to the benefits of insurance covering their respective properties, operations, personnel, and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Issuer reasonably believes are adequate to protect the Issuer and its Subsidiaries and their respective businesses; and neither the Issuer nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;
(ll)    that (1) neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of Sanctions (each such subject or target, a Sanctioned Person), nor is the Issuer or any of its Subsidiaries located, organised, or resident in a Sanctioned Territory, and (2) the Issuer will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor, or otherwise) of Sanctions, and (3) since the inception of the Issuer, the Issuer and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory;
(mm)    that neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee, affiliate, or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorisation of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act

2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the Anti-Corruption Laws), or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit;
(nn)    that the Issuer and its Subsidiaries have instituted, maintain, and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws;
(oo)    that the operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the Anti-Money Laundering Laws) of all jurisdictions having jurisdiction over the Issuer and its Subsidiaries, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Issuer and its Subsidiaries is pending or, to the knowledge of the Issuer, threatened;
(pp)    that (1) all returns, reports or filings which ought to have been made by or in respect of the Issuer for taxation purposes have been made and to the best of the Issuer's knowledge all such returns are up to date, correct and on a proper basis and are not the subject of any material dispute with the relevant revenue or other appropriate authorities and the Issuer is not aware of any present circumstances likely to give rise to any such material dispute, (2) the Issuer reasonably believes that the provisions for income tax included in the Issuer's financial statements have been calculated on a proper basis in respect of all accounting periods ended on or before the accounting reference date to which the financial statements relate for which the Issuer was then or might at any time thereafter become or have become liable, and (3) to date, the Issuer is not aware of any tax deficiency which has arisen or has been asserted against the Issuer that would be considered material in the context of the issue of the Notes;
(qq)    that the Investment Management Agreement and the Administration Agreement have each been duly authorised, executed and delivered by the Issuer and are valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;
(rr)    that no Subsidiary of the Issuer is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such Subsidiary from the Issuer or from transferring any of such Subsidiary’s properties or assets to the Issuer or any other Subsidiary of the Issuer, except as disclosed in the Disclosure Package and the Offering Circular;
(ss)    that neither the Issuer nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Issuer or any of its Subsidiaries or any Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes;
(tt)    that there are no persons with registration rights or other similar rights to have the Notes registered for sale pursuant to a registration statement or otherwise registered for sale or sold by the Issuer under the Securities Act;
(uu)    that the Issuer has not taken, directly or indirectly, without giving effect to any activities by the Managers, any action designed, or that would reasonably be expected, to cause or result in any stabilisation or manipulation of the price of the Notes;
(vv)    that no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Disclosure Package or the Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(ww)    that nothing has come to the attention of the Issuer that has caused the Issuer to believe that the statistical and market-related data included in the Disclosure Package and the Offering Circular is not based on or derived from sources that are reasonably reliable and accurate in all material respects;
(xx)    that to the extent applicable to the Issuer on the date hereof, there is and has been no failure on the part of the Issuer or, to the knowledge of the Issuer, any of the Issuer’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;
(yy)    that the Issuer has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Issuer, including policies and procedures that provide oversight of compliance by each investment adviser, administrator, and transfer agent of the Issuer;
(zz)    that (1) the Issuer has elected to be treated and operates and intends to operate its business in such a manner so as to enable the Issuer to qualify as a regulated investment company under Subchapter M of the Code, and (2) the Issuer intends to direct the investment of the proceeds of the offering of the Notes in such a manner as to comply with the requirements of Subchapter M of the Code;
(aaa)    that the Issuer, during a period of twelve months from the date of this Agreement will use commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Issuer may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders as required by Section 58 of the Investment Company Act;
(bbb)    that (1) (A) the Issuer is not aware of any security breach or incident, unauthorised access or disclosure, or other compromise relating to the Adviser’s information technology and computer systems, data and databases used by the Issuer (collectively, IT Systems and Data) except in each case as would not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, and (B) to the Issuer’s knowledge, the Adviser has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with in all material respects with industry standards and practices, or as required by applicable regulatory standards, and (2) to the Issuer’s knowledge, the Adviser is presently in material compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorised use, access, misappropriation or modification; and
(ccc)    that the offer and marketing (as such term is defined under Directive 2011/61/EU of the European Parliament and of the Council of June 8, 2011 on Alternative Investment Fund Managers, or the AIFMD, and/or the UK Alternative Investment Fund Managers Regulations 2013 (SI 2013/1773), as amended, or the UK AIFMRs) of the Notes will not breach the provisions of the AIFMD or the UK AIFMRs, as such directive is implemented into, and interpreted in accordance with, the laws of each Member State of the European Economic Area or as such regulations apply in the UK, respectively.
6.2    As a condition of the obligation of the Managers to, severally and not jointly, subscribe and pay for or procure subscriptions and payment for the Notes, the Adviser represents and warrants (and to the extent applicable agrees), and will be deemed to represent and warrant (and to the extent applicable, agree) to each Manager as of: (i) the Applicable Time (as defined in subclause 6.1 above); (ii) the date hereof; and (iii) the Issue Date, as follows:
(a)    that, except as disclosed in the Disclosure Package and the Offering Circular, since the date of the most recent financial statements of the Issuer included or incorporated by reference in the Disclosure Package and the Offering Circular, (i) there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser and any of the Adviser Subsidiaries (as defined below) taken as a whole; and (ii) neither the Adviser nor any of the Adviser Subsidiaries has sustained any loss or interference with its business that is material to the Adviser and the Adviser Subsidiaries taken as a whole and that is either from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labour disturbance or dispute or any action, order, or decree of any court or arbitrator or governmental or regulatory authority. The subsidiaries listed in Schedule 4 to this Agreement are the only subsidiaries of the Adviser for which it controls a majority of the voting rights (each such subsidiary, an Adviser Subsidiary);
(b)    that the Adviser and each of the Adviser Subsidiaries have been duly organised and are validly existing and in good standing under the laws of their respective jurisdictions of organisation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Adviser and the Adviser Subsidiaries taken as a whole or on the performance by the Adviser of its obligations under this Agreement (an Adviser Material Adverse Effect);
(c)    that the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Issuer, as contemplated by the Disclosure Package and the Offering Circular. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances, the existence of which would lead to any proceeding which would reasonably be expected to adversely affect the registration of the Adviser with the Commission;
(d)    that this Agreement, the Investment Management Agreement and the Administration Agreement have each been duly authorised, executed and delivered by the Adviser and constitute legal, valid and binding obligations of the Adviser, enforceable against the Adviser in accordance with their respective terms, subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;
(e)    that neither the Adviser nor any of the Adviser Subsidiaries is (i) in violation of its charter or bylaws or similar organisational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Adviser or any of the Adviser Subsidiaries is a party or by which the Adviser or any of the Adviser Subsidiaries is bound or to which any of the property or assets of the Adviser or any of the Adviser Subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Adviser or any of the Adviser Subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser or any of the Adviser Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;
(f)    that the execution, delivery, and performance by the Adviser of this Agreement and the performance by the Adviser of the Investment Management Agreement and the Administration Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Adviser or any of the Adviser Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Adviser or any of the Adviser Subsidiaries is a party or by which the Adviser or any of the Adviser Subsidiaries is bound or to which any of the property or assets of the Adviser or any of the Adviser Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organisational documents of the Adviser or any of the Adviser Subsidiaries or (iii) result in the violation of any law or statute applicable to the Adviser or any of the Adviser Subsidiaries or any judgment, order, rule, or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Adviser or any of the Adviser Subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;
(g)    that all consents, approvals, authorisations, orders, licences, filings, registrations or qualifications of or with any court, arbitrator, government or other regulatory authority required by the Adviser for the execution and delivery of this Agreement, the Investment Management Agreement and the Administration Agreement by the Adviser and the performance of the terms of this Agreement, the Investment Management Agreement and the Administration Agreement by the Adviser have been obtained or made and are unconditional and in full force and effect, except where the failure to obtain or make any such consent, approval, authorisation, order, license, filing registration or qualification would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;
(h)    that (1) there are no legal, governmental, or regulatory investigations, actions, suits, or proceedings pending to which the Adviser or any of the Adviser Subsidiaries is or, to the knowledge of the Adviser, may be reasonably expected to become a party or to which any property of the Adviser or any of the Adviser Subsidiaries is or, to the knowledge of the Adviser, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Adviser or any of the Adviser Subsidiaries, would reasonably be expected to have an Adviser Material Adverse Effect, (2) no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Adviser, contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect, and (3) there are no current or pending legal, governmental, or regulatory actions, suits, or proceedings that would be required to be described in the Disclosure Package and the Offering Circular if the offering of the Notes were pursuant to a registration statement under the Securities Act that are not so described in the Disclosure Package and the Offering Circular;
(i)    that (1) the Adviser and the Adviser Subsidiaries possess all licences, certificates, permits, and other authorisations issued by, and have made all declarations and filings with, the appropriate federal, state, local, or foreign governmental or regulatory authorities having jurisdiction over the Adviser and the Adviser Subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect, and (2) neither the Adviser nor any of the Adviser Subsidiaries has received written notice of any revocation or modification of any such licence, certificate, permit, or authorisation, or has any reason to believe that any such licence, certificate, permit, or authorisation will not be renewed in the ordinary course, except where such revocation, modification, or non-renewal would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect;
(j)    that the description of the Adviser and its respective principals and business in the Disclosure Package and the Offering Circular do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(k)    that the Adviser has the financial resources available to it necessary for the performance of its services and obligations contemplated in the Disclosure Package and the Offering Circular, and under this Agreement, the Investment Management Agreement and the Administration Agreement;
(l)    that the Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with its management’s general or specific authorisation and with the investment objectives, policies and restrictions of the Issuer and the applicable requirements of the Investment Company Act and the Code, (ii) transactions are recorded as necessary to permit preparation of the Issuer’s financial statements in conformity with U.S. GAAP, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets of the Issuer and its Subsidiaries is permitted only in accordance with its management’s general or specific authorisation; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(m)    that (1) neither the Adviser nor any of the Adviser Subsidiaries nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate, or other person associated with or acting on behalf of the Adviser or any of the Adviser Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise, or authorisation of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) violated or is in violation of any provision of the Anti-Corruption Laws, or (iv) made, offered, agreed, requested, or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit, and (2) the Adviser and the Adviser Subsidiaries have instituted, maintain, and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all Anti-Corruption Laws;
(n)    that the operations of the Adviser and the Adviser Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser and the Adviser Subsidiaries, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser or any of the Adviser Subsidiaries with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser and the Adviser Subsidiaries is pending or, to the knowledge of the Adviser, threatened;
(o)    that (1) neither the Adviser nor any of the Adviser Subsidiaries nor, to the knowledge of the Adviser, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of any Sanctions, nor is the Adviser, any of the Adviser Subsidiaries located, organised, or resident in a Sanctioned Territory, and (2) since the inception of the Adviser, the Adviser and the Adviser Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory.
(p)    that the Adviser has not taken, directly or indirectly, without giving effect to any activities by the Managers, any action designed, or that would reasonably be expected, to cause or result in any stabilisation or manipulation of the price of the Notes;
(q)    that neither the Adviser nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act;
(r)    that neither the Adviser nor any of its affiliates or any other person acting on their behalf (other than the Managers, as to which no representation is made) has solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;
(s)    that the Adviser is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting, or similar agreement that would be violated by either the Adviser’s present or proposed business activities, except, in each case, as would not reasonably be expected, individually or in the aggregate, to have an Adviser Material Adverse Effect; and
(t)    that no labour disturbance by or dispute with employees of the Adviser or any of the Adviser Subsidiaries exists or, to the knowledge of the Adviser, is contemplated or threatened, and the Adviser is not aware of any existing or imminent labour disturbance by, or dispute with, the employees or any of its or the Adviser Subsidiaries’ principal suppliers, contractors, or customers, except in each case as would not reasonably be expected to have an Adviser Material Adverse Effect.
6.3    Each Manager agrees and confirms that it is not entitled to the benefit of the representations and warranties contained in subclauses 6.1(ll) and 6.2(o) and/or the undertakings contained in subclauses 3.1(m) and 3.1(n) to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (including as it forms part of domestic law by virtue of the

European Union (Withdrawal) Act 2018 (EUWA)) and/or any associated and applicable national law, instrument or regulation related thereto.
6.4    Without prejudice to the rights of any other Manager, Deutsche Bank AG, London Branch agrees and confirms that, in relation to the Notes, it is not entitled to the benefit of the representations and warranties contained in subclauses 6.1(ll) and 6.2(o) and/or the undertakings contained in subclauses 3.1(m) and 3.1(n) to the extent that they would result in a violation of Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any other applicable anti-boycott or similar laws or regulations.
6.5    Without prejudice to the other rights or remedies of the Managers, the Issuer undertakes to each Manager that if that Manager or any of its affiliates, directors and officers and controlling persons (within the meaning of Section 15 of the Securities Act and Section 20 of the U.S. Securities Exchange Act of 1934, as amended) (together with the Managers, each a Relevant Party) incurs any liability, damages, loss or claims (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action, or proceeding or any claim asserted, as such fees and expenses are incurred) (a Loss) arising out of, in connection with, or based on:
(a)    any failure by the Issuer to issue any of the Notes on the Issue Date (unless such failure is as a result of the failure by the relevant Manager to pay the Net Subscription Monies for such Notes or a failure of the relevant clearing system and the Issuer is otherwise ready and able to issue the relevant Notes); or
(b)    any actual or alleged breach of the representations, warranties, undertakings and agreements contained in, or made or deemed to be made by the Issuer or the Adviser under, this Agreement (other than an allegation made by a person having the benefit of this indemnity); or
(c)    any untrue (or allegedly untrue) statement of a material fact in, or any omission (or alleged omission) to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading from the Disclosure Package, the Offering Circular, any amendment or supplement thereto or any Supplementary Offering Material, in each case except insofar as such liability, damages, losses or claims that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Manager furnished to the Issuer in writing by such Manager, it being understood and agreed that such information consists only of the legal names and addresses of the Managers, the Issuer shall pay to that Manager on demand an amount equal to such Loss. No Manager shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this subclause 6.5. Notwithstanding any other provision herein, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.
6.6    If by its terms the indemnification provided for in subclause 6.5 is unavailable to, or insufficient to indemnify, a Manager in respect of the full amount of any Loss incurred by such Manager or any other Relevant Party, then: (a) the Issuer shall contribute to the amount paid or payable by such Relevant Party as a result of any such Loss in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the relevant Manager, on the other, from the offering of the Notes or (b) if, however the allocation provided by (a) above is not permitted by applicable law, then the Issuer shall contribute to such amount paid or payable by such Relevant Party as a result of any such Loss in such proportion as is appropriate to reflect not only such relative benefits referred to in (a), above, but also the relative fault of the Issuer, on the one hand, and the relevant Manager, on the other, in connection with the statement, omission or breach, or alleged statement, omission or breach, as the case may be, which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Issuer bear to the total commission received by the relevant Manager with respect to the Notes as set out in this Agreement. The relative fault of the Issuer, on the one hand, and the relevant Manager, on the other, shall be determined by reference to, among other things, whether the statement, omission or breach, or alleged statement, omission or breach, relates to information supplied by the Issuer or the relevant Manager, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or breach or alleged statement, omission or breach. The Issuer and each Manager agree that it would not be just or equitable if contribution pursuant to this subclause 6.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subclause 6.6. Notwithstanding the provisions of this subclause 6.6, no Manager shall be required to contribute any amount in excess of the amount of any commission received by such Manager with respect to the Notes as set out in this Agreement under this subclause 6.6. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' respective obligations to contribute pursuant to this subclause 6.6 are several and not joint.
6.7    In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from the Issuer under this clause 6, the relevant Manager shall promptly notify the Issuer in writing but failure to do so will not relieve the Issuer from any liability under this Agreement.
6.8    The Issuer shall not, without the prior written consent of the relevant Manager, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.
6.9    Each of the Issuer and the Adviser undertakes with the Managers that it will forthwith notify the Active Bookrunners on behalf of the Managers of any event which occurs as a result of which the Offering Circular (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at any time before payment is made to the Issuer on the Issue Date and that it will take those steps which may be requested by the Managers to remedy and/or publicise the change or event (including, if requested, the publication of a supplement to the Offering Circular). Upon any such event coming to the notice of the Managers before payment being made to the Issuer on the Issue Date, the Managers shall be entitled (but not bound) by notice to the Issuer to elect to treat such breach or change or event as (except as otherwise specifically provided) releasing and discharging the Managers from their obligations under this Agreement.
7.    LISTING
7.1    The Issuer shall, if it has not already done so, make an application for the Notes to be listed on the Official List of the Exchange. In connection with such application, the Issuer shall endeavour to obtain the listing as promptly as practicable and the Issuer shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listing.
7.2    The Issuer confirms that the Offering Circular has been approved as a listing document in accordance with the listing requirements of the Authority.
7.3    If (at any time before the listing of the Notes on the Exchange) there arises or is noted a significant new factor, material mistake or material inaccuracy relating to the information included in the Offering Circular which may affect the assessment of the Notes, then the Issuer shall give to the Active Bookrunners on behalf of the Managers full information about the change or matter and shall produce a supplementary prospectus (in a form approved by the Active Bookrunners on behalf of the Managers) in accordance with the Listing Rules.
7.4    If the Notes cease to be listed on the Exchange, the Issuer shall use its best endeavours promptly to list the Notes on such stock exchange to be selected by the Issuer and promptly notified to the Active Bookrunners on behalf of the Managers.
8.    CONDITIONS
8.1    This Agreement and the respective rights and obligations of the parties to this Agreement are conditional upon:
(a)    there having been, as at the Issue Date, no material adverse change or development involving a prospective material adverse change in the condition (financial or otherwise), business, properties, management, financial position, stockholders’ equity, results of operations or prospects of (i) the Issuer or the Issuer's Group and (ii) the Adviser or the Adviser Subsidiaries taken as a whole, in each case, since the date of this Agreement or from that set out in the Disclosure Package and the Offering Circular the effect of which in the judgement of the Managers makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Notes on the Issue Date, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Offering Circular, and no event making any of the representations and warranties contained in subclause 6.1 or subclause 6.2 untrue or incorrect on the Issue Date as though they had been given and made on such date and the Issuer and the Adviser each having performed all the obligations to be performed by it under this Agreement on or before the Issue Date;

(b)    the delivery to the Managers on the date of this Agreement of a form SAS 72 comfort letter in respect of the Issuer from KPMG LLP, in such form and substance as the Managers may require;
(c)    the delivery to the Managers on or before the Issue Date of:
(i)    legal opinions dated the Issue Date in such form and with such contents as the Active Bookrunners on behalf of the Managers may reasonably require:
(A)    as to U.S. law from Eversheds Sutherland (US) LLP, legal advisers to the Issuer and the Adviser as to the federal laws of the United States of America, the laws of the State of New York, the Maryland General Corporation Law and the Delaware Limited Liability Company Act;
(B)    as to U.S. securities law from Allen Overy Shearman Sterling LLP, legal advisers to the Managers as to US federal law; and
(C)    as to English law from Allen Overy Shearman Sterling LLP, legal advisers to the Managers as to English law;
(ii)    U.S. 10b-5 disclosure letters dated the Issue Date in such form and with such contents as the Active Bookrunners on behalf of the Managers may require from:
(A)    Eversheds Sutherland (US) LLP, legal advisers to the Issuer and the Adviser; and
(B)    Allen Overy Shearman Sterling LLP, legal advisers to the Managers;
(iii)    a certificate signed by a duly authorised officer of each of the Issuer and the Adviser to the effect stated in subclause 8.1(a);
(iv)    a form SAS 72 bring-down comfort letter from the auditors of the Issuer in such form as the Active Bookrunners on behalf of the Managers may require;
(v)    confirmation that the Programme has been rated Baa3 by Moody’s Investors Service, Inc. (Moody’s) and the Notes have been rated Baa3, BBB- and BBB- by Moody’s, Fitch, Inc. and S&P Global Ratings respectively;
(vi)    a certified copy of the Articles of Amendment and Restatement, Articles of Amendment and the Amended and Restated Bylaws of the Issuer (reflecting all amendments to the date of such certification);
(vii)    a certified copy of the Certificate of Formation, Certificate of Name Change and the Limited Liability Agreement of the Adviser (reflecting all amendments to the date of such certification);

(viii)    a certified copy of all resolutions and other authorisations required to be passed or given, and evidence of any other action required to be taken, on behalf of each of the Issuer and the Adviser:
(A)    to approve its entry into the Agreements to which it is a party, the Investment Management Agreement, the Administration Agreement and the creation of the Programme and the issue of Notes; and
(B)    to authorise appropriate persons to execute each of the Agreements to which it is a party, the Investment Management Agreement, the Administration Agreement and the Notes and to take any other action in connection therewith;
(ix)    a certified list of the names, titles and specimen signatures of the persons authorised on behalf of each of the Issuer and the Adviser to execute each of the Agreements to which it is a party and the Notes and to take any other action in connection therewith, as applicable;
(x)    certified copies of any other governmental or other consents, authorisations and approvals required for the Issuer to issue the Notes, for each of the Issuer and the Adviser to execute and deliver the Agreements to which it is a party, and for each of the Issuer and the Adviser to fulfil its obligations under the Agreements to which it is a party; and
(xi)    letter(s) from Vistra (UK) Limited confirming its acceptance of its appointment as agent of the Issuer with respect to service of process in England;
(d)    confirmation that the Authority has approved the application for the admission of the Notes issued under the Programme to the Official List of the Exchange;
(e)    the Notes being listed on the Official List of the Exchange on or before the Issue Date;
(f)    confirmation that the aggregate nominal amount of the Notes, when added to the aggregate nominal amount (or in the case of any Notes denominated in a Specified Currency other than euro, the euro equivalent, determined as provided in subclause 8.3 below) of all Notes outstanding (as defined in the Agency Agreement) under the Programme on the Issue Date (excluding for this purpose any Notes previously issued under the Programme due to be redeemed on the Issue Date) does not exceed €5,000,000,000;
(g)    during the period of time between (i) the earlier of the date of this Agreement and the Applicable Time, and (ii) the Issue Date (both dates inclusive), no rating agency having downgraded, nor given notice or made any public announcement of any intended or potential downgrading or of any review or surveillance with negative implications of, the rating accorded to the Issuer, the Notes or any other debt securities of the Issuer;
(h)    no supplement having been prepared pursuant to subclause 6.9 and/or 7.3;
(i)    the Notes being eligible for clearance and settlement through Euroclear and Clearstream, Luxembourg, including, in each case, its participants and indirect participants, in the case of Notes represented by beneficial interests in a Rule 144A Global Note and a Regulation S Global Note, respectively; and
(j)    such other conditions precedent as the Active Bookrunners on behalf of the Managers may require and request in writing.
8.2    In the event that any of the conditions set out in subclause 8.1 is not satisfied on or before their respective dates, this Agreement shall (subject as mentioned below) terminate and the parties hereto shall (except for the liability of the Issuer in relation to expenses as provided in clause 5 and except for any liability arising before or in relation to such termination) be under no further liability arising out of this Agreement, provided that the Active Bookrunners on behalf of the Managers may in their discretion and by notice to the Issuer waive satisfaction of any of the above conditions or of any part of them (except for the condition precedent contained in subclause 8.1(f) above).
8.3    For the purposes of subclause 8.1(f) the euro equivalent of any Notes denominated in a Specified Currency other than euro and which remain outstanding (as defined in the Agency Agreement) under the Programme on the Issue Date shall be determined, at the discretion of the Issuer, either on the date hereof, or on the preceding day on which commercial banks and foreign exchange markets are open for general business in London, in each case on the basis of the spot rate for the sale of the euro against the purchase of such Specified Currency in the London foreign exchange market quoted by any leading international bank selected by the Issuer on the relevant day of calculation.
9.    MANAGERS' REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
9.1    Each Manager understands that the Notes have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction of the United States, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or Rule 144A or pursuant to any other exemption from the registration requirements of the Securities Act.
9.2    Each Manager severally, and not jointly, represents, warrants and agrees that:
(a)    it has not offered or sold, and will not offer or sell, any Notes constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act;
(b)    it has not offered and sold the Notes, and will not offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Issue Date (the distribution compliance period) within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act. Each Manager agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

"The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the Securities Act), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S of the Securities Act."
Terms used in this Clause 9.2 have the meanings given to them by Regulation S;
(c)    neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined under Regulation S) with respect to the Notes; and
(d)    neither it, its affiliates, nor any persons acting on its or their behalf have engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.
9.3    Each Manager represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by the Offering Circular to any retail investor in the European Economic Area. For the purposes of this provision the expression retail investor means a person who is one (or more) of the following:
(a)    a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II); or
(b)    a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.
9.4    Each Manager represents and agrees that:
(a)    it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the FSMA) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and
(b)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.
9.5    Each Manager represents and agrees, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by the Offering Circular to any retail investor in the United Kingdom. For the purposes of this provision the expression retail investor means a person who is one (or more) of the following:
(a)    a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA); or
(b)    a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.
9.6    The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the FIEA) and each Manager represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
9.7    Each Manager represents and agrees that the offering of Notes may not be advertised to any individual in Belgium qualifying as a consumer within the meaning of Article I.1, 2° of the Belgian Code of Economic Law , as amended from time to time (a Belgian Consumer) and that it has not offered, sold or resold, transferred or delivered, and will not offer, sell, resell, transfer or deliver, the Notes, and that it has not distributed, and will not distribute, any prospectus, memorandum, information circular, brochure or any similar documents in relation to the Notes, directly or indirectly, to any Belgian Consumer.
9.8    Each Manager acknowledges that the Offering Circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Manager represents, warrants and agrees that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Offering Circular or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
9.9    Each Manager represents and agrees that:
(a)    it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (SFO) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a

"prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the C(WUMP)O) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and
(b)    it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO.
9.10    Each Manager represents and agrees that the Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
9.11    Each Manager represents and agrees that the Notes may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco bank or a Monegasque entity licensed to carry on financial activities. Each Manager represents and agrees that the Offering Circular may only be communicated to (i) banks, (ii) financial service providers duly licensed by the “Commission de Contrôle des Activités Financières” (Financial Activities Control Commission) and (iii) multi family office companies who have the license to perform certain financial activities.
9.12    Each Manager acknowledges that the Notes have not been and will not be approved by or registered with the Spanish National Securities Market Commission (“Comisión Nacional del Mercado de Valores” or CNMV) and no application has been made under Spanish law to permit a public offer of the Notes in the Kingdom of Spain. Accordingly, each Manager represents and agrees that no Notes may be, and/or are intended to be publicly offered, sold, re-sold, distributed, marketed or promoted, nor any public offer in respect thereof made, in the Kingdom of Spain, nor may the Offering Circular nor any other offering materials relating to the offer of the Notes be distributed, in the Kingdom of Spain, by any person, except in circumstances which do not require the registration of a prospectus in the Kingdom of Spain in compliance with all legal and regulatory requirements under the Spanish securities laws.
9.13    Each Manager acknowledges that no action has been, or will be, taken in Switzerland that would permit an offering of the Notes or a distribution of the Offering Circular to the public in Switzerland and that the Notes may not be offered, sold or otherwise made available to any private client as defined in article 4 para. 2 of the Swiss Financial Services Act (FinSA).
Accordingly, each Manager represents and agrees that it has not made and will not make an offer of the Notes to the public in Switzerland, except that it may make, subject to the above paragraph, an offer of such Notes to the public in Switzerland in circumstances falling within the exemptions listed in article 36 para. 1 FinSA, provided that no such offer of Notes shall require the Issuer or any offeror to publish a prospectus pursuant to article 35 FinSA. For the purposes of this subclause 9.13, the expression offer to the public refers to the respective definitions in article 3 lit. g and h FinSA and as further detailed in the Swiss Financial Services Ordinance.

9.14    No Manager makes any representation or agreement that it has complied or will comply with the provisions of the AIFMD or the UK AIFMRs.
9.15    Each Manager agrees that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes the Offering Circular and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Issuer nor any of the other Managers shall have any responsibility therefor.
9.16    Each Manager undertakes to indemnify the Issuer, its directors and officers and controlling persons (within the meaning of Section 15 of the Securities Act and Section 20 of the U.S. Securities Exchange Act of 1934, as amended) against any losses, claims, damages, or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Manager furnished to the Issuer in writing by such Manager for use in the Disclosure Package, the Offering Circular and the Supplementary Offering Material, it being understood and agreed that such information consists only of the legal names and addresses of the Managers. The provisions of subclauses 6.7 and 6.8 with respect to the conduct and settlement of actions shall apply, mutatis mutandis, to this indemnity.
9.17    The representations, warranties and undertakings of each of the Managers under this clause 9 are several and not joint.
10.    NO FIDUCIARY DUTIES
10.1    The Issuer acknowledges and agrees that:
Scope of Work
(a)    Each Manager is acting solely pursuant to a contractual relationship with the Issuer and the Adviser on an arm's length basis as expressly set out in this Agreement. Regardless of any pre-existing or separate relationship, it is agreed that the issue, offer and sale of any Notes as contemplated by this Agreement (including determining the terms of the issue, issue price, offer and sale of any Notes) (the Activities) does not give rise to any fiduciary duties on the part of any Manager to the Issuer, the Adviser or any other person connected to the Issuer, in connection with this Agreement and/or any Activities.
Neither the Issuer nor the Adviser is relying on any Manager for any advice, including advice on legal, tax, regulatory and accounting matters in any jurisdiction, which if the Issuer or the Adviser requires it, it will obtain from its separate advisers.
Conflict of Interest
(b)    Consistent with the broad range of activities that each Manager undertakes for itself and others, and acknowledging that these may involve interests that differ from those of the Issuer and the Adviser, no Manager is under any duty to disclose to the Issuer or the Adviser or use for the benefit of the Issuer or the Adviser any information about or derived from these other activities or from entering into or acting under the Activities or to account to the Issuer or the Adviser for any benefits obtained in connection with such other activities, this Agreement or undertaking any of the Activities.
Pricing
(c)    The Issuer will independently determine the price and other commercial aspects of the issue and offer of any Notes pursuant to this Agreement with or through the Managers following arm's-length negotiations with the Managers. Each of the Issuer and the Adviser acknowledges that the price and commercial terms of the issue and offer of any Notes pursuant to this Agreement may not reflect the best price and/or terms obtainable in the market. Each of the Issuer and the Adviser acknowledges that it is capable of evaluating and understands and accepts the terms of and risks associated with the Activities and this Agreement.
Waiver
(d)    To the fullest extent permitted by applicable laws and regulations, each of the Issuer and the Adviser waives any rights it may have, and agrees that no Manager will be liable to anyone, for breaches or alleged breaches of fiduciary duties or actual or potential conflicts of interest relating to this Agreement and/or any Activities. In particular, and without limitation, each of the Issuer and the Adviser agrees that it will not claim or allege that any Manager is liable for the timing, terms or structure of the offering, for the offer price being set at a level that is too high or too low, or for any sales of Notes by investors to which such Notes are allocated.
10.2    Nothing in this clause 10 purports to exclude or restrict the obligations and duties imposed on the Managers by the regulatory system to which they are subject (including, where applicable, as defined in the Financial Conduct Authority Handbook of Rules and Guidance).
11.    PRODUCT GOVERNANCE RULES
(i)    Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the Product Governance Rules) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:
(a)    each of Deutsche Bank AG, London Branch, ING Bank N.V. and Natixis (each an EU Manufacturer and together the EU Manufacturers) acknowledges to each other EU Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Offering Circular, the Pricing Supplement and the announcements (if any) in connection with the Notes; and
(b)    each of Banco Santander, S.A., Credit Agricole Corporate and Investment Bank, Goldman Sachs International, HSBC Bank plc, J.P. Morgan Securities plc, NatWest Markets Plc, SMBC Bank International plc, Société Générale, the Co-Manager and the Issuer notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Notes by the EU Manufacturers and the related information set out in the

Offering Circular, the Pricing Supplement and the announcements (if any) in connection with the Notes; and
(ii)    Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the UK MiFIR Product Governance Rules) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:
(a)    each of the Co-Manager, Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank plc and J.P. Morgan Securities plc (each a UK Manufacturer and together the UK Manufacturers) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Offering Circular, the Pricing Supplement and the announcements (if any) in connection with the Notes; and
(b)    each of Banco Santander, S.A., Credit Agricole Corporate and Investment Bank, ING Bank N.V., Natixis, NatWest Markets Plc, SMBC Bank International plc, Société Générale  and the Issuer notes the application of the UK MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Offering Circular, the Pricing Supplement and the announcements (if any) in connection with the Notes.
12.    STABILISATION
12.1     If a Manager (or persons acting on its behalf), in connection with the distribution of the Notes, offers Notes in excess of the aggregate principal amount to be issued or effects transactions with a view to supporting the market price of the Notes at levels other than those which might otherwise prevail in the open market, such person(s) shall not in doing so be deemed to act as an agent of the Issuer. The Issuer will not as a result of any action taken by a Manager (or persons acting on its behalf), under this clause be obliged to issue Notes in excess of the aggregate amount of Notes to be issued under this Agreement, nor shall the Issuer be liable for any loss, or entitled to any profit, arising from any excess offers or stabilisation.
12.2    The Issuer confirms the appointment of Deutsche Bank AG, London Branch as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilisation measures, including as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
13.    TERMINATION
13.1    Notwithstanding anything contained in this Agreement, any of the Active Bookrunners may in its absolute discretion by notice to the Issuer terminate this Agreement at any time before the Issue

Date when payment would otherwise be due under this Agreement to the Issuer in respect of the Notes if:
(a)    in the opinion of any of the Managers, there shall have been such a change, whether or not foreseeable at the date of this Agreement, in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in their view, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the Notes in the secondary market; or
(b)    there shall have come to the notice of any of the Managers any breach of, or any event rendering untrue, misleading or incorrect, any of the warranties, representations and undertakings of the Issuer and/or the Adviser contained in clause 6, or failure to perform any of the Issuer's or Adviser's covenants or agreements in this Agreement, including the undertakings in clause 3;
(c)    as at the Issue Date, any of the conditions precedent in clause 8 hereof have not been met or (other than the condition precedent contained in subclause 8.1(f)) waived;
(d)    trading in securities generally on the Exchange, the London Stock Exchange, the New York Stock Exchange, the NYSE Amex Equities or on the NASDAQ system has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority;
(e)    trading of any securities issued or guaranteed by the Issuer shall have been suspended on any exchange or in any over-the-counter market;
(f)    a banking moratorium has been declared by either the U.S. Federal, New York or United Kingdom authorities or a material disruption has occurred in securities settlement or clearance services in the United States or Europe; or
(g)    there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or Europe, that, in the judgment of the Managers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Offering Circular (exclusive of any amendment or supplement thereto).
13.2    Upon the notice being given the parties to this Agreement shall (except for the liability of the Issuer in relation to expenses as provided in clause 5 and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

14.    NOTICES
14.1    Any notice or notification in any form to be given by the Managers to the Issuer or the Adviser may be given by the Active Bookrunners on behalf of the Managers and may be delivered in person or sent by fax, e-mail or telephone addressed to:
BLUE OWL CREDIT INCOME CORP.
399 Park Avenue, 37th Floor
New York, New York 10022
United States
Telephone:    (212) 419-3000
Email:
Attention:    Jonathan Lamm, Chief Operating Officer and Chief Financial Officer;
Neena Reddy, General Counsel
14.2    Any notice or notification in any form to be given by the Issuer to the Managers or any of them may be given to the Active Bookrunners on behalf of the Managers and may be delivered in person or sent by fax, e-mail or telephone addressed to:
Deutsche Bank AG, London Branch
21 Moorfields
London EC2Y 9DB
United Kingdom
Telephone:    +44 207 545 4361
Attention:    DCM Debt Syndicate
Goldman Sachs International
Plumtree Court
25 Shoe Lane
London EC4A 4AU
United Kingdom
Telephone:    +44(0)20 7774 1000
Fax:     +44(0)20 7774 2330
Email:    gs-ldnigsynd@internal.email.gs.com
Attention:    Syndicate Desk
HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom
Telephone:    +44 20 7991 8888
Email:    transaction.management@hsbcib.com
Attention:    Head of DCM Legal

ING Bank N.V.
Bijlmerdreef 109
1102 BW Amsterdam
The Netherlands
Telephone:    +31 20 563 8185
Email:    FM.Documentation@ing.nl
Attention:    DCM Origination | AME A.04.018
J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom
Email:    emea_syndicate@jpmorgan.com
Attention:    Head of International Syndicate
Natixis
7 Promenade Germaine Sablon
75013 Paris
France
Email:    ld-legal-dcm-prog-participations@natixis.com
Attention:    Debt Capital Markets
14.3    Any notice or notification shall be deemed received (if by fax) when an acknowledgement of receipt is received, (if by telephone) when made, (if by e-mail) when sent, subject to no delivery failure notification being received by the sender within 24 hours of the time of sending or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day (in the place of the recipient) or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.
14.4    Any such notice or notification shall be in English. All other documents provided under or in connection with this Agreement shall be:
(a)    in English; or
(b)    if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

15.    CONTRACTUAL RECOGNITION OF BAIL-IN POWERS
15.1    Notwithstanding and to the exclusion of any other term of this Agreement and/or any other agreements, arrangements, or understandings between any of the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that any BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:
(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party (the Relevant BRRD Party) to any other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i)    the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;
(ii)    the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person and the issue to or conferral on any other party to this Agreement in respect of such BRRD Liability of such shares, securities or obligations;
(iii)    the cancellation of any BRRD Liability; and/or
(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
15.2    For the purposes of this clause 15:
(a)    Bail-in Legislation means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
(b)    Bail-in Powers means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
(c)    BRRD means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;
(d)    BRRD Liability means a liability in respect of which the relevant Bail-in Powers may be exercised;
(e)    BRRD Party means any party to this Agreement that is subject to Bail-in Powers;

(f)    EU Bail-in Legislation Schedule means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and
(g)    Relevant Resolution Authority means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party under this Agreement.
16.    RECOGNITION OF U.S. SPECIAL RESOLUTION REGIMES
16.1    In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
16.2    In the event that any Manager that is a Covered Entity or a Covered Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
16.3    For the purposes of this clause 16:
(a)    Covered Affiliate has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);
(b)    Covered Entity means any of the following:
(i)    a covered entity as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a covered bank as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a covered FSI as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);
(c)    Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and
(d)    U.S. Special Resolution Regime means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.    GOVERNING LAW AND SUBMISSION TO JURISDICTION
17.1    Governing Law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.
17.2    Jurisdiction
(a)    Subject to subclause 17.2(c), the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement, (a Dispute) and each party submits to the exclusive jurisdiction of the English courts.
(b)    For the purpose of this subclause 17.2, the Issuer waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(c)    To the extent allowed by law, the Managers may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.
17.3    Service of process
The Issuer irrevocably appoints Vistra (UK) Limited at 7th Floor, 50 Broadway, London SW1H 0DB as its agent under this Agreement for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Vistra (UK) Limited being unable or unwilling for any reason so to act, it will immediately notify the Managers and appoint another person as its agent for service of process in England in respect of any Dispute, failing which the Managers may appoint another process agent for this purpose and shall notify the Issuer of such appointment as soon as reasonably practicable. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.
17.4    Waiver of Trial by Jury
WITHOUT PREJUDICE TO SUBCLAUSE 17.2, THE ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.
18.    MISCELLANEOUS
18.1    Time shall be of the essence of this Agreement.
18.2    The heading to each clause is included for convenience only and shall not affect the construction of this Agreement.

18.3    This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.
18.4    References in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.
18.5    A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
18.6    If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.
AS WITNESS the hands of the parties (or their duly authorised representatives) on the date which appears first on page 1.

SCHEDULE 1
MANAGERS' UNDERWRITING COMMITMENTS

Managers	Commitment (€)
Deutsche Bank AG, London Branch	80,000,000
Goldman Sachs International	60,000,000
HSBC Bank plc	60,000,000
ING Bank N.V.	60,000,000
J.P. Morgan Securities plc	60,000,000
Natixis	60,000,000
Banco Santander, S.A.	25,000,000
Crédit Agricole Corporate and Investment Bank	25,000,000
NatWest Markets Plc	20,000,000
SMBC Bank International plc	25,000,000
Société Générale	20,000,000
BNP PARIBAS	5,000,000
Total	500,000,000

SCHEDULE 2
FORM OF THE PRICING SUPPLEMENT
PRICING SUPPLEMENT
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (EEA). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II); (ii) or a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (UK). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the UK PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
MiFID II product governance / Professional investors and eligible counterparties (ECPs) only target market – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a distributor) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.
UK MiFIR product governance / Professional investors and eligible counterparties (ECPs) only target market – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the

Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (COBS), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA (UK MiFIR); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the UK MiFIR Product Governance Rules) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.
NO PROSPECTUS IS REQUIRED IN ACCORDANCE WITH REGULATION (EU) 2017/1129 OR REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA FOR THE ISSUE OF NOTES DESCRIBED BELOW.
9 September 2025
Blue Owl Credit Income Corp.
Legal entity identifier (LEI): 5493003I42XBWPE05N35
Issue of €500,000,000 4.250 per cent. Notes due 2031
under the €5,000,000,000
Global Medium Term Note Programme
PART A – CONTRACTUAL TERMS
This document constitutes the Pricing Supplement for the Notes described herein. This document must be read in conjunction with the Offering Circular dated 4 April 2025 (the Offering Circular). Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of this Pricing Supplement and the Offering Circular. Copies of the Offering Circular and this Pricing Supplement may be obtained from the registered office of the Issuer at 399 Park Avenue, 37th Floor, New York, New York 10022, United States.
Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the Conditions) set forth in the Offering Circular.

1. Issuer:	Blue Owl Credit Income Corp.

2. (a) Series Number:	1

(b) Tranche Number:	1

(c) Date on which the Notes will be consolidated and form a single Series:	Not Applicable

3. Specified Currency or Currencies:	Euro (€)

4. Aggregate Nominal Amount:

(a) Series:	€500,000,000

(b) Tranche:	€500,000,000

5. Issue Price:	99.550 per cent. of the Aggregate Nominal Amount

6. (a) Specified Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

(b) Calculation Amount (in relation to calculation of interest in global form or definitive form see Conditions):	€1,000

7. (a) Issue Date:	11 September 2025

(b) Interest Commencement Date:	Issue Date

8. Maturity Date:	31 January 2031

9. Interest Basis:	4.250 per cent. Fixed Rate (further particulars specified below)

10. Redemption/Payment Basis:	Redemption at par

11. Change of Interest Basis or Redemption/Payment Basis:	Not Applicable

12. Put/Call Options:	Investor Put Make-Whole Redemption Issuer Call (further particulars specified below)

13. Date Board approval for issuance of Notes obtained:	5 August 2025

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

14. Fixed Rate Note Provisions	Applicable

(a) Rate(s) of Interest:	4.250 per cent. per annum payable in arrear on each Interest Payment Date

(b) Interest Payment Date(s):
31 January in each year, commencing on 31 January 2026, up to and including the Maturity Date
There will be a short first coupon in respect of the period from, and including, the Interest Commencement Date to, but excluding, 31 January 2026

(c) Day Count Fraction:	Actual/Actual (ICMA)

(d) Determination Date(s):	31 January in each year

(e) Other terms relating to the method of calculating interest for Fixed Rate Notes:	None

15. Floating Rate Note Provisions	Not Applicable

PROVISIONS RELATING TO REDEMPTION

16. Notice periods for Condition 7.2 (Redemption for tax reasons):	Minimum period: 30 days Maximum period: 60 days

17. Issuer Call:	Applicable

(a) Optional Redemption Date(s):	Any Payment Day (as defined in Condition 6.4 (Payment Day)) from and including 31 December 2030 to but excluding the Maturity Date

(b) Optional Redemption Amount and method, if any, of calculation of such amount(s):	€1,000 per Calculation Amount

(c) If redeemable in part:	Not Applicable, as the Notes are not redeemable in part

(d) Notice periods:	Minimum period: 15 days Maximum period: 30 days

18. Make-Whole Redemption:	Applicable

(a) Make-Whole Redemption Date(s):	Any Payment Day (as defined in Condition 6.4 (Payment Day)) falling in the period from the Issue Date to but excluding, 31 December 2030

(b) Make-Whole Redemption Margin:	+35 basis points

(c) Reference Bond:	DBR 2.4% due 15 November 2030 (DE000BU27006)

(d) Quotation Time:	11.00 a.m. (Central European Time)

(e) Reference Rate Determination Date:	The third Business Day preceding the relevant Make-Whole Redemption Date

(f) If redeemable in part:	Applicable

(i) Minimum Redemption Amount:	Not Applicable

(ii) Maximum Redemption Amount:	Not Applicable

(g) Notice periods:	Minimum period: 15 days Maximum period: 30 days

19. Investor Put:	Applicable – See Appendix hereto

20. Final Redemption Amount:	€1,000 per Calculation Amount

21. Early Redemption Amount payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required):	€1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

22. Form of Notes:	Regulation S Global Note(s) (€485,000,000 aggregate nominal amount) registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg

Rule 144A Global Note(s) (€15,000,000 aggregate nominal amount) registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg

23. Additional Financial Centre(s):	Not Applicable

24. Other terms or special conditions:	Not Applicable

RESPONSIBILITY
The Issuer accepts responsibility for the information contained in this Pricing Supplement.

Signed on behalf of Blue Owl Credit Income Corp.:

By:

Duly authorised

PART B – OTHER INFORMATION

1. LISTING	Application has been made by the Issuer (or on its behalf) for the Notes to be listed on the Official List of The International Stock Exchange with effect from the Issue Date.

2. RATINGS

Ratings:	The Notes to be issued are expected to be rated: Baa3 by Moody’s Investors Service, Inc.; BBB- by Fitch, Inc.; and BBB- by S&P Global Ratings.

3. INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save for the fees payable to the Managers (as defined below), so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer. The Managers and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform other services for, the Issuer and its affiliates in the ordinary course of business.

4. YIELD

Indication of yield:	4.350 per cent. per annum

The yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

5. REASONS FOR THE OFFER

(i) Reasons for the offer:	See “Use of Proceeds” in the Offering Circular

(ii) Estimated net proceeds:	€493,750,000

6. OPERATIONAL INFORMATION

(i) ISIN:	XS3176804659 for the Rule 144A Global Note(s) XS3079969443 for the Regulation S Global Note(s)

(ii) Common Code:	317680465 for the Rule 144A Global Note(s) 307996944 for the Regulation S Global Note(s)

(iii) CUSIP:	Not Applicable

(iv) CINS:	Not Applicable

(v) CFI:	See the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN

(vi) FISN:	See the website of the Association of National Numbering Agencies (ANNA) or alternatively sourced from the responsible National Numbering Agency that assigned the ISIN

(vii) Any clearing system(s) other than Euroclear and Clearstream, Luxembourg and the relevant identification number(s):	Not Applicable

(viii) Delivery:	Delivery against payment

(ix) Names and addresses of additional Paying Agent(s) (if any):	Not Applicable

(x) Intended to be held in a manner which would allow Eurosystem eligibility:
No. Whilst the designation is specified as “no” at the date of this Pricing Supplement, should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting them the Notes may then be deposited with one of the ICSDs as common safekeeper, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper. Note that this does not necessarily mean that the Notes will then be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.

7. DISTRIBUTION

(i) Method of distribution:	Syndicated

(ii) If syndicated, names of Managers:
Deutsche Bank AG, London Branch
Goldman Sachs International
HSBC Bank plc
ING Bank N.V.
J.P. Morgan Securities plc
Natixis
(together the Active Bookrunners)
Banco Santander, S.A.
Crédit Agricole Corporate and Investment Bank
NatWest Markets Plc
SMBC Bank International plc
Société Générale
(together the Passive Bookrunners)
BNP PARIBAS
(together with the Active Bookrunners and the Passive Bookrunners, the Managers)

(iii) Stabilisation Manager(s) (if any):	Deutsche Bank AG, London Branch

(iv) If non-syndicated, name of relevant Manager:	Not Applicable

(v) U.S. Selling Restrictions:	Reg. S, Category 2; Rule 144A

(vi) Additional selling restrictions:	Not Applicable

(vii) Prohibition of Sales to Belgian Consumers:	Applicable

APPENDIX
For the purposes of the Notes, the Conditions shall be deemed amended by the deletion of Condition 7.4 (Redemption at the option of the Noteholders (Investor Put)) and the substitution therefor of the following:
If at any time while any Note remains outstanding there occurs a Change of Control Put Event, the holder of each Note will have the option (the Put Option) (unless, prior to the giving of the Change of Control Put Event Notice (as defined below), the Issuer gives notice of its intention to redeem all of the Notes then outstanding under Conditions 7.2 (Redemption for tax reasons) or 7.3 (Redemption at the option of the Issuer)) to require the Issuer to redeem or, at the Issuer’s option, to procure the purchase of that Note on the Change of Control Redemption Date (as defined below) at its principal amount together with (or, where purchased, together with an amount equal to) interest accrued to (but excluding) the Change of Control Redemption Date.
A Change of Control Put Event shall be deemed to occur if:
(i)    there occurs any of: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act (as defined in Condition 2.6)), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Issuer or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 per cent. of the outstanding Voting Stock of the Issuer, measured by voting power rather than number of shares; or (3) the approval by the Issuer’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Issuer (each a Change of Control); and
(ii)    during the Change of Control Period (as defined below), the Notes carry from any of Fitch, Inc., S&P Global Ratings, or Moody's Investors Service Inc., or any of their respective successors or affiliates (each a Rating Agency) either:
(A)    an investment grade credit rating (BBB-/Baa3, or equivalent, or better), and such rating from any Rating Agency is within the Change of Control Period either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within the Change of Control Period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by, or reinstated to, an investment grade credit rating from any other Rating Agency, or such Rating Agency, as the case may be; or
(B)    a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse), and such rating from any Rating Agency is within the Change of Control Period downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) or withdrawn and is not within the Change of Control Period subsequently (in the case of a downgrade) upgraded to its earlier credit rating or better by such Rating Agency, or (in the case of a withdrawal) replaced by, or reinstated to, a credit rating equal to or better than such earlier credit rating from any other Rating Agency, or such Rating Agency, as the case may be; or
(C)    no credit rating, and no Rating Agency assigns within the Change of Control Period an investment grade credit rating to the Notes; and
(iii)    in making the relevant decision(s) referred to above, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decisions(s) resulted, in whole or in part, from the occurrence of the Change of Control or the public notice of an arrangement that could result in a Change of Control, provided that a Change of Control Put Event shall not occur pursuant to this Condition 7.4. if the Notes are assigned, with the agreement of the Issuer, an Investment Grade Rating by at least one Rating Agency at the expiry of the Change of Control Period.
Change of Control Period means the period from the date of the public notice of an arrangement that could result in a Change of Control until the end of a 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for rating review by any Rating Agency).
Promptly upon the Issuer becoming aware that a Change of Control Put Event has occurred, the Issuer shall give notice (a Change of Control Put Event Notice) to the Noteholders in accordance with Condition 13 (Notices) specifying the nature of the Change of Control Put Event and the circumstances giving rise to it and the procedure for exercising the option contained in this Condition 7.4.
To exercise the option to require redemption or, as the case may be, purchase of a Note under this Condition 7.4 the holder of that Note must, if the Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of the Registrar or the relevant Paying Agent, as the case may be, at any time during normal business hours of the Registrar or the relevant Paying Agent falling within the period (the Put Period) to be specified in the Change of Control Put Event Notice, which period shall be no less than 30 nor more than 60 days from the date of such Change of Control Put Event Notice, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of the Registrar (a Put Notice) and in which the holder must specify a bank account to which payment is to be made under this Condition and the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Definitive Notes so surrendered is to be redeemed, an address to which a new Definitive Note in respect of the balance of such Definitive Notes is to be sent subject to and in accordance with the provisions of Condition 2.2 (Transfers of Definitive Notes). If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption, or as the case may be, purchase, of this Note the holder of this Note must, within the Put Period, give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg (which may include notice being given on their instruction by Euroclear and/or Clearstream, Luxembourg or any common depositary, as the case may be, for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.
Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg by a holder of any Note pursuant to this Condition 7.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 7.4 and instead to declare such Note forthwith due and payable pursuant to Condition 10 (Events of Default).
For the purposes of this Condition 7.4:
Change of Control Redemption Date means the fifth Business Day following the expiry of the Put Period;
Controlled Subsidiary means any Subsidiary (as defined in Condition 10.2) of the Issuer, 50 per cent. or more of the outstanding equity interests of which are owned by the Issuer and its direct or indirect Subsidiaries and of which the Issuer possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
Permitted Holders means (i) the Issuer, (ii) one or more of the Issuer’s Controlled Subsidiaries and (iii) Blue Owl Credit Advisors LLC (formerly known as Owl Rock Capital Advisors LLC) or any Affiliate of Blue Owl Credit Advisors LLC that is organised under the laws of a jurisdiction located in the United States and in the business of managing or advising clients;
Person means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organisation or government or any agency or political subdivision thereof, or any other entity; and
Voting Stock as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

SCHEDULE 3
SUBSIDIARIES OF THE ISSUER

Name	Jurisdiction

ORCIC AH LLC	DELAWARE

ORCIC PCF LLC	DELAWARE

ORCIC FSI LLC	DELAWARE

ORCIC BC 2 LLC	DELAWARE

ORCIC BC 3 LLC	DELAWARE

ORCIC BC 4 LLC	DELAWARE

ORCIC BC 5 LLC	DELAWARE

ORCIC BC 6 LLC	DELAWARE

ORCIC BC 7 LLC	DELAWARE

ORCIC BC 8 LLC	DELAWARE

ORCIC AAM LLC	DELAWARE

ORCIC AAM RH LLC	DELAWARE

ORCIC BC 13 LLC	DELAWARE

ORCIC BC 14 LLC	DELAWARE

ORCIC BC 15 LLC	DELAWARE

ORCIC BC 16 LLC	DELAWARE

ORCIC BC 17 LLC	DELAWARE

ORCIC BC 18 LLC	DELAWARE

OR Lending IC LLC	DELAWARE

Core Income Funding I LLC	DELAWARE

Core Income Funding II LLC	DELAWARE

Core Income Funding III LLC	DELAWARE

Core Income Funding IV LLC	DELAWARE

Core Income Funding V LLC	DELAWARE

Core Income Funding VI LLC	DELAWARE

Core Income Funding VII LLC	DELAWARE

Core Income Funding VIII LLC	DELAWARE

Core Income Funding IX LLC	DELAWARE

OWL ROCK CLO VIII LLC	DELAWARE

OWL ROCK CLO XI LLC	DELAWARE

OWL ROCK CLO XII LLC	DELAWARE

OWL ROCK CLO XV LLC	DELAWARE

OWL ROCK CLO XVI LLC	DELAWARE

OWL ROCK CLO XVII LLC	DELAWARE

OWL ROCK CLO XVIII LLC	DELAWARE

OWL ROCK CLO XIX LLC	DELAWARE

OWL ROCK CLO XXII, LLC	DELAWARE

SCHEDULE 4
SUBSIDIARIES OF THE ADVISER

Name	Jurisdiction

ORCA I LLC	DELAWARE

SCHEDULE 5
FORM OF PRICING TERM SHEET
PRICING TERM SHEET
BLUE OWL CREDIT INCOME CORP.
€5,000,000,000 Global Medium Term Note Programme
€500,000,000 4.250 per cent. Notes due 2031 (the Notes)
DATED: 4 SEPTEMBER 2025

Issuer:	Blue Owl Credit Income Corp.

LEI:	5493003I42XBWPE05N35

Legal Format:	Rule 144A and Regulation S (Category 2), Registered Global Notes

Expected Ratings:
Baa3 by Moody’s Investors Service, Inc.
BBB- by Fitch, Inc.
BBB- by S&P Global Ratings
A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency

Size:	€500,000,000

Coupon:	4.250 per cent. annually in arrear

Ranking:	Senior Unsecured

Currency:	Euro (€)

Tenor:	Long 5-year

Pricing Date:	4 September 2025

Expected Settlement Date:	(T+5); 11 September 2025

Maturity Date:	31 January 2031

Redemption at Maturity:	100 per cent.

Call Option(s):
Make-Whole Redemption (DBR +35bps): on any Payment Day (as defined in Condition 6.4 of the Terms and Conditions of the Notes) from, and including, the Issue Date to, but excluding, 31 December 2030, as further described in Condition 7.3(b) of the Terms and Conditions of the Notes
Issuer Call: 1-month par call on any Payment Day (as defined in Condition 6.4 of the Terms and Conditions of the Notes) from, and including, 31 December 2030 to, but excluding, the Maturity Date, as further described in Condition 7.3(a) of the Terms and Conditions of the Notes

Redemption at the option of the Noteholders upon a Change of Control:	Applicable, as more fully described in the Appendix attached hereto

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Interest Payment Dates:	Annually in arrear on 31 January in each year up to and including the Maturity Date (short first coupon)

First Interest Payment Date:	31 January 2026

Day Count Fraction:	Actual/Actual (ICMA)

Mid-Swap Yield:	2.350

Benchmark Security:	DBR 2.4 11/15/30

Benchmark Security Price:	100.605

Spread to Mid-Swap Yield:	200 basis points

Re-offer Price:	99.550 per cent.

Re-offer Yield (annual):	4.350 per cent.

Re-offer Spread:	207.6 basis points

Gross Proceeds:	€497,750,000

Listing:
Application has been made for the Notes to be listed on the Official List of The International Stock Exchange (the Exchange) with effect from 11 September 2025. There are no assurances that the Notes will be admitted to the Exchange.

Clearing:	Rule 144A and Regulation S: Euroclear and Clearstream, Luxembourg

Form of the Notes:	Registered Global Notes

Active Bookrunners:	Deutsche Bank AG, London Branch, Goldman Sachs International, HSBC Bank plc, ING Bank N.V., J.P. Morgan Securities plc, Natixis

Passive Bookrunners:	Banco Santander, S.A., Crédit Agricole Corporate and Investment Bank, NatWest Markets Plc, SMBC Bank International plc, Société Générale

Co-Manager:	BNP PARIBAS

Stabilisation Manager:	Deutsche Bank AG, London Branch

Rule 144A ISIN:	XS3176804659

Rule 144A Common Code:	317680465

Regulation S ISIN:	XS3079969443

Regulation S Common Code:	307996944

Delivery:	Delivery against payment

Governing Law:	English law

Use of Proceeds:	General corporate purposes, including the repayment of existing indebtedness, as further set out in the Offering Circular (defined below)

Documentation:	The Issuer’s €5,000,000,000 Global Medium Term Note Programme

U.S. Selling Restrictions:	Regulation S, Category 2/Rule 144A
Before you invest, you should read the Offering Circular dated 4 April 2025 (the Offering Circular) for more complete information about the Issuer and this offering. Any Active Bookrunner participating in the offering will arrange to send you the Offering Circular if you request it.
This pricing term sheet is qualified in its entirety by reference to the Offering Circular and prepared in connection with the above issue. The information in this pricing term sheet supplements the Offering Circular and supersedes the information therein to the extent that there are any inconsistencies. Terms not otherwise defined herein shall have the meanings ascribed to them in the Offering Circular.
The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the Securities Act), or the securities laws of any state of the United States of America, the United Kingdom or any other jurisdiction, and are being offered: (a) for sale to qualified institutional buyers (each a QIB) as defined in, and in reliance upon, Rule 144A (Rule 144A) under the Securities Act and (b) in offshore transactions to non-U.S. persons as defined in, and in compliance with, Regulation S (Regulation S) under the Securities Act.
Prospective purchasers are hereby notified that the sellers of the Notes may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A of the Securities Act or another available exemption from registration. For a description of these and certain further restrictions on offers, sales and transfers of the Notes and the distribution of the Offering Circular and this pricing term sheet, see “Subscription and Sale and Transfer Restrictions” in the Offering Circular.
The distribution of this pricing term sheet and the offering in certain jurisdictions may be restricted by law and therefore persons into whose possession this pricing term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of such jurisdiction. In particular, this pricing term sheet may only be distributed to persons reasonably believed to be entities who are (or are acting on behalf of) QIBs or to whom the Notes may be sold pursuant to Regulation S.
Investors should not subscribe for any Notes except on the basis of information contained in the Offering Circular. No prospectus for the purposes of Regulation (EU) No. 2017/1129 or Regulation (EU) No. 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended) has or will be prepared in connection with the Notes.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to (and should not be offered, sold or otherwise made available to) any retail investor in the European Economic Area (the EEA). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II); or (ii) a customer within the meaning of Directive (EU) No. 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (as amended). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to (and should not be offered, sold or otherwise made available to) any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the EUWA), (ii) a customer within the meaning of the Financial Services and Markets Act 2000 (as amended, the FSMA) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) No. 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA, or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) No. 2017/1129 (as amended) as it forms part of United Kingdom domestic law by virtue of the EUWA.
MIFID II product governance / Professional investors and eligible counterparties only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, MiFID II); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a distributor) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
UK MiFIR product governance / Professional investors and eligible counterparties (ECPs) only target market – Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (COBS), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA (UK MiFIR); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the UK MiFIR Product Governance Rules) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.
Stabilisation: FCA

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
*                 *                 *
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another electronic system.

APPENDIX TO THE PRICING TERM SHEET
For the purposes of the Notes, the Terms and Conditions of the Notes in the Offering Circular dated 4 April 2025 shall be deemed amended by the deletion of Condition 7.4 (Redemption at the option of the Noteholders (Investor Put)) and the substitution therefor of the following:
If at any time while any Note remains outstanding there occurs a Change of Control Put Event, the holder of each Note will have the option (the Put Option) (unless, prior to the giving of the Change of Control Put Event Notice (as defined below), the Issuer gives notice of its intention to redeem all of the Notes then outstanding under Conditions 7.2 (Redemption for tax reasons) or 7.3 (Redemption at the option of the Issuer)) to require the Issuer to redeem or, at the Issuer’s option, to procure the purchase of that Note on the Change of Control Redemption Date (as defined below) at its principal amount together with (or, where purchased, together with an amount equal to) interest accrued to (but excluding) the Change of Control Redemption Date.
A Change of Control Put Event shall be deemed to occur if:
(i)    there occurs any of: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act (as defined in Condition 2.6)), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Issuer or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 per cent. of the outstanding Voting Stock of the Issuer, measured by voting power rather than number of shares; or (3) the approval by the Issuer’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Issuer (each a Change of Control); and
(ii)    during the Change of Control Period (as defined below), the Notes carry from any of Fitch, Inc., S&P Global Ratings, or Moody's Investors Service Inc., or any of their respective successors or affiliates (each a Rating Agency) either:
(A)    an investment grade credit rating (BBB-/Baa3, or equivalent, or better), and such rating from any Rating Agency is within the Change of Control Period either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within the Change of Control Period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by, or reinstated to, an investment grade credit rating from any other Rating Agency, or such Rating Agency, as the case may be; or
(B)    a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse), and such rating from any Rating Agency is within the Change of Control Period downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) or withdrawn and is not within the Change of Control Period subsequently (in the case of a downgrade) upgraded to its earlier credit rating or better by such Rating Agency, or (in the case of a withdrawal) replaced by, or reinstated to, a credit rating equal to or better than such earlier credit rating from any other Rating Agency, or such Rating Agency, as the case may be; or
(C)    no credit rating, and no Rating Agency assigns within the Change of Control Period an investment grade credit rating to the Notes; and
(iii)    in making the relevant decision(s) referred to above, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decisions(s) resulted, in whole or in part, from the occurrence of the Change of Control or the public notice of an arrangement that could result in a Change of Control, provided that a Change of Control Put Event shall not occur pursuant to this Condition 7.4. if the Notes are assigned, with the agreement of the Issuer, an Investment Grade Rating by at least one Rating Agency at the expiry of the Change of Control Period.
Change of Control Period means the period from the date of the public notice of an arrangement that could result in a Change of Control until the end of a 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for rating review by any Rating Agency).
Promptly upon the Issuer becoming aware that a Change of Control Put Event has occurred, the Issuer shall give notice (a Change of Control Put Event Notice) to the Noteholders in accordance with Condition 13 (Notices) specifying the nature of the Change of Control Put Event and the circumstances giving rise to it and the procedure for exercising the option contained in this Condition 7.4.
To exercise the option to require redemption or, as the case may be, purchase of a Note under this Condition 7.4 the holder of that Note must, if the Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of the Registrar or the relevant Paying Agent, as the case may be, at any time during normal business hours of the Registrar or the relevant Paying Agent falling within the period (the Put Period) to be specified in the Change of Control Put Event Notice, which period shall be no less than 30 nor more than 60 days from the date of such Change of Control Put Event Notice, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of the Registrar (a Put Notice) and in which the holder must specify a bank account to which payment is to be made under this Condition and the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Definitive Notes so surrendered is to be redeemed, an address to which a new Definitive Note in respect of the balance of such Definitive Notes is to be sent subject to and in accordance with the provisions of Condition 2.2 (Transfers of Definitive Notes). If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption, or as the case may be, purchase, of this Note the holder of this Note must, within the Put Period, give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg (which may include notice being given on their instruction by Euroclear and/or Clearstream, Luxembourg or any common depositary, as the case may be, for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.
Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg by a holder of any Note pursuant to this Condition 7.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 7.4 and instead to declare such Note forthwith due and payable pursuant to Condition 10 (Events of Default).
For the purposes of this Condition 7.4:
Change of Control Redemption Date means the fifth Business Day following the expiry of the Put Period;
Controlled Subsidiary means any Subsidiary (as defined in Condition 10.2) of the Issuer, 50 per cent. or more of the outstanding equity interests of which are owned by the Issuer and its direct or indirect Subsidiaries and of which the Issuer possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
Permitted Holders means (i) the Issuer, (ii) one or more of the Issuer’s Controlled Subsidiaries and (iii) Blue Owl Credit Advisors LLC (formerly known as Owl Rock Capital Advisors LLC) or any Affiliate of Blue Owl Credit Advisors LLC that is organised under the laws of a jurisdiction located in the United States and in the business of managing or advising clients;
Person means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organisation or government or any agency or political subdivision thereof, or any other entity; and
Voting Stock as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

SCHEDULE 6
MANAGERS' DISTRIBUTION OF THE COMBINED SELLING, MANAGEMENT AND UNDERWRITING COMMISSION

Managers	Amount (€)
Deutsche Bank AG, London Branch	640,000
Goldman Sachs International	480,000
HSBC Bank plc	480,000
ING Bank N.V.	480,000
J.P. Morgan Securities plc	480,000
Natixis	480,000
Banco Santander, S.A.	200,000
Crédit Agricole Corporate and Investment Bank	200,000
NatWest Markets Plc	160,000
SMBC Bank International plc	200,000
Société Générale	160,000
BNP PARIBAS	40,000
Total	4,000,000

SIGNATORIES

BLUE OWL CREDIT INCOME CORP.

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer
[Signature Page to Subscription Agreement]

BLUE OWL CREDIT ADVISORS LLC

By:	/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Chief Legal Officer
[Signature Page to Subscription Agreement]

The Active Bookrunners

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Josh Warren	By:	/s/ Mary Hardgrove

Josh Warren		Mary Hardgrove

Managing Director		Managing Director
[Signature Page to Subscription Agreement]

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Edward Markham

Edward Markham

Managing Director
[Signature Page to Subscription Agreement]

HSBC BANK PLC

By:	/s/ Elizabeth A. Newton

Elizabeth A. Newton
[Signature Page to Subscription Agreement]

ING BANK N.V.

By:	/s/ William de Vreede	By: /s/	Mike Koerkemeier

William de Vreede		Mike Koerkemeier
[Signature Page to Subscription Agreement]

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director
[Signature Page to Subscription Agreement]

NATIXIS

By:	/s/ Lionel Palomba	By:	/s/ Thomas Leocadio
	Lionel Palomba		Thomas Leocadio
	MD DCM		MD DCM
[Signature Page to Subscription Agreement]

The Passive Bookrunners

BANCO SANTANDER, S.A.

By:	/s/ Benjamin Warner	By:	/s/ Ioannis Kallianiotis

Benjamin Warner		Ioannis Kallianiotis

Vice President		Executive Director
[Signature Page to Subscription Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Romain Beillard	By:	/s/ Cécile Bidet

Romain Beillard		Cécile Bidet

Head of FI DCM Paris		MD
[Signature Page to Subscription Agreement]

NATWEST MARKETS PLC

By:	/s/ S. Kazi

S. Kazi

Authorized Signatory
[Signature Page to Subscription Agreement]

SMBC BANK INTERNATIONAL PLC

By:	/s/ Marko Milos
[Signature Page to Subscription Agreement]

SOCIÉTÉ GÉNÉRALE

By:	/s/ Sabina R Ceddia

Sabina R Ceddia

Director
[Signature Page to Subscription Agreement]

The Co-Manager

BNP PARIBAS

By:	/s/ Simon Mayes	By:	/s/ Tim McCann

Simon Mayes		Tim McCann

Managing Director		Managing Director
[Signature Page to Subscription Agreement]